EXHIBIT 2.1

EXECUTION VERSION

STOCK PURCHASE AGREEMENT

by and among

STERLING CONSTRUCTION COMPANY, INC.,

THE SELLERS IDENTIFIED ON EXHIBIT A,

GARY ROGER ENGASSER II, AS SELLERS’ REPRESENTATIVE, and

THE PRINCIPALS IDENTIFIED ON EXHIBIT B

(solely for the purposes of Section 6.06, Section 6.07, Section 6.14, Section 6.25, Section 8.02(o), Section 9.02(c) and Section 11.18)

dated as of March 8, 2017

i

Section 11.17 Trustee Capacity	74
Section 11.18 Liability of a Principal	74

Exhibit A	Sellers

Exhibit A-1	Engasser Sellers and Wolf Sellers

Exhibit B	Principals

Exhibit C	Example of Working Capital Calculation

Exhibit D	Form of Lease Agreement

Exhibit E	Form of Promissory Note

Exhibit F	Earn-Out Payments Agreement

v

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”), dated as of March 8, 2017, is entered into by and among Sterling Construction Company, Inc., a Delaware corporation (“Buyer”), the sellers identified on Exhibit A (each, a “Seller” and, collectively, “Sellers”), Gary Roger Engasser II (“Sellers’ Representative”), and solely for purposes of Section 6.06, Section 6.07, Section 6.14, Section 6.25, Section 8.02(o), Section 9.02(c) and Section 11.18, the Persons identified on Exhibit B (each, a “Principal” and, collectively, “Principals”).

RECITALS

WHEREAS, Sellers collectively own (a) all of the issued and outstanding shares of common stock, par value $0.01 per share (the “Tealstone Residential Shares”), of Tealstone Residential Concrete, Inc., a Texas corporation (“Tealstone Residential”), and (b) all of the issued and outstanding shares of common stock, par value $0.01 per share (the “Tealstone Commercial Shares” and, together with the Tealstone Residential Shares, the “Shares”), of Tealstone Commercial, Inc., a Texas corporation (“Tealstone Commercial” and, each of Tealstone Residential and Tealstone Commercial, a “Company” and, collectively, the “Companies”); and

WHEREAS, Sellers wish to sell to Buyer, and Buyer wishes to purchase from Sellers, all of the Shares, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I
DEFINITIONS

The following terms have the meanings specified or referred to in this Article I:

“Acquisition Proposal” has the meaning set forth in Section 6.03(a).

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor or otherwise; provided that, from and after the Closing, (a) neither Company shall be considered an Affiliate of Sellers, and (b) no Seller or any of its Affiliates shall be considered an Affiliate of either Company.

“Affiliate Contracts” has the meaning set forth in Section 3.08(a)(xiv).

“Agreement” has the meaning set forth in the preamble.

“Allocation” has the meaning set forth in Section 7.05(d).

“Alternative Arrangements” has the meaning set forth in Section 9.04(i).

“Audited Financial Statements” has the meaning set forth in Section 3.05.

“Balance Sheet” has the meaning set forth in Section 3.05.

“Balance Sheet Date” has the meaning set forth in Section 3.05.

“Basket” has the meaning set forth in Section 9.04(a).

“Benefit Plan” has the meaning set forth in Section 3.19(a).

“Business” means the business and operations performed by the Companies as conducted on or prior to the date of this Agreement, including the Restricted Business.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Houston, Texas or Dallas, Texas are authorized or required by Law to be closed for business.

“Buyer” has the meaning set forth in the preamble.

“Buyer Indemnitees” has the meaning set forth in Section 9.02(a).

“Buyer Releasing Parties” has the meaning set forth in Section 6.14(d).

“BWW” has the meaning set forth in Section 11.16.

“Catch-Up Payment” has the meaning set forth in Section 7.05(c).

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.

“Closing” has the meaning set forth in Section 2.05.

“Closing Cash Consideration” has the meaning set forth in Section 2.02(a)(i).

“Closing Date” has the meaning set forth in Section 2.05.

“Closing Working Capital” means: (a) the Current Assets less (b) the Current Liabilities, in each case determined as of the Effective Time.

“Closing Working Capital Statement” has the meaning set forth in Section 2.04(a)(i).

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations and administrative guidance promulgated thereunder.

“Common Stock Consideration” has the meaning set forth in Section 2.02(a)(ii).

“Company” and “Companies” have the meanings set forth in the recitals.

“Company Benefit Plan” has the meaning set forth in Section 3.19(a).

“Company Intellectual Property” means all Intellectual Property that is owned or held primarily for use by either or both of the Companies.

“Company IP Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, permissions and other Contracts (including any right to receive or obligation to pay royalties or any other consideration), whether written or oral, relating to Intellectual Property to which a Company is a party, beneficiary or otherwise bound.

2

“Company IP Registrations” means all Company Intellectual Property that is subject to any issuance registration, application or other filing by, to or with any Governmental Authority or authorized private registrar in any jurisdiction, including registered trademarks, domain names and copyrights, issued and reissued patents and pending applications for any of the foregoing.

“Confidentiality Agreement” has the meaning set forth in Section 6.20.

“Consideration” has the meaning set forth in Section 2.02(a).

“Contract Retainage” means all retainage as of the Closing Date under the construction Contracts of the Companies.

“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.

“Creditors’ Rights” has the meaning set forth in Section 3.01.

“Current Assets” means the current assets of the Business included in the line items set forth on Exhibit C, including accounts receivable (net of applicable reserves), inventory, employee and subcontractor loans and prepaid expenses and excluding cash and cash equivalents, as determined in accordance with GAAP (it being understood that the cash and cash equivalents solely belong to, and shall be for the exclusive benefit of, Sellers).

“Current Liabilities” means the current liabilities of the Business included in the line items set forth on Exhibit C, including trade accounts payable and accrued expenses and excluding any current portion of Outstanding Debt.

“Date of Formation” has the meaning set forth in Section 3.21(k).

“Debt” means, with respect to any Person, without duplication (and whether any of the following obligations are accrued or unaccrued):

(a)                all indebtedness for borrowed money, including, all principal, interest or other obligations evidenced by or under a note, bond, debenture, letter of credit, draft or similar instrument, including the current portion of long term debt;

(b)               that portion of obligations with respect to capitalized or synthetic leases that is properly classified as a liability on a balance sheet in accordance with GAAP;

(c)                liabilities under or pursuant to interest rate cap contracts, forward contracts, spot market contracts, swap contracts, futures contracts, foreign currency exchange contracts and other hedging or similar contracts (including breakage or associated fees);

(d)               all obligations to pay the deferred purchase price of property or services (including the earned portion of any so-called “earn-out” obligations), but excluding any Current Liabilities incurred in the Ordinary Course;

(e)                all indebtedness created or arising under any conditional sale or other title retention agreement with respect to acquired property;

3

(f)                all indebtedness and obligations of the types described in the foregoing clauses (a) through (e) to the extent secured by any Encumbrance on any property or asset owned or held by that Person, regardless of whether the indebtedness secured thereby shall have been incurred or assumed by that Person or is otherwise nonrecourse to the credit of that Person;

(g)                Liabilities in relation to Taxes for the Pre-Closing Tax Period except to the extent treated as a liability in the calculation of Closing Working Capital;

(h)               all accrued retirement benefit obligations outstanding as of the Closing Date except to the extent treated as a liability in the calculation of Closing Working Capital;

(i)                 any amounts due to former shareholders of any of the Companies or their predecessors;

(j)                 any costs relating to any discontinued businesses of the Companies and their Affiliates except to the extent treated as a liability in the calculation of Closing Working Capital;

(k)               any fees and penalties associated with any Debt prepayment in connection with the transactions contemplated by this Agreement, other than prepayment penalties associated with capital leases pre-paid at the Closing that have been identified on Schedule 1.01(a); and

(l)                 all guarantees of any of the foregoing.

For the avoidance of doubt, any performance bonds of the Companies will not be considered Debt for purposes of this Agreement.

“Deferred Payments” has the meaning set forth in Section 2.02(a)(iv).

“Direct Claim” has the meaning set forth in Section 9.05(c).

“Disclosure Schedules” or “Schedules” means the disclosure schedules delivered by Sellers concurrently with the execution and delivery of this Agreement, as supplemented, amended, or added to from time to time thereafter in accordance with Section 6.22.

“Disputed Amounts” has the meaning set forth in Section 2.04(b)(iii).

“Dollars” or “$” means the lawful currency of the United States.

“Earn-Out Payment” has the meaning set forth in the Earn-Out Payments Agreement.

“Earn-Out Payments Agreement” means the Earn-Out Payments Agreement in substantially the form attached hereto as Exhibit F.

“Effective Time” means 12:01 a.m. Central Standard Time on the Closing Date.

“Employment Agreement” means each of those certain employment agreements for the Principals and the individuals identified on Schedule 1.01(b) (as approved, or on the terms approved, by Buyer on the date hereof) concerning his post-Closing employment with the Companies.

“Encumbrance” means any charge, claim, community property interest, pledge (including under the Pledge Agreements), condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership, but excluding restrictions on transfer under federal and state securities laws.

4

“Engasser Sellers” means The Gary Engasser Family Irrevocable Trust, The Katherine Engasser Family Irrevocable Trust, and The Engasser Family 2016 Irrevocable Asset Trust.

“Engasser/Wolf Selling Percentage” means, in respect of the Engasser Sellers and the Wolf Sellers, the applicable percentage set forth on Exhibit A-1.

“Environmental Claim” means any Action, Governmental Order, lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, Release of, or exposure to, any Hazardous Materials; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.

“Environmental Law” means any applicable Law, and any Governmental Order or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes, without limitation, the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.

“Environmental Notice” means any written directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit.

“Environmental Permit” means any Permit, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made pursuant to Environmental Law.

“Equity Interest” means, with respect to any Person, any capital stock, partnership interest, membership interest, stock appreciation, phantom stock, profit participation or similar interest or other indicia of equity or equity-like ownership in such Person.

5

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and administrative guidance promulgated thereunder.

“ERISA Affiliate” means each Person (whether or not incorporated) that is or, at any time that could result in Liability to a Company, was treated together with a Company or any of its Affiliates as a “single employer” within the meaning of Section 414 of the Code.

“Estimated Outstanding Debt” has the meaning set forth in Section 3.24.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Contract Retainage” means all Contract Retainage under the Substantially Completed Contracts.

“Financial Statements” has the meaning set forth in Section 3.05.

“Financing” means one or more debt or equity financing transactions in connection with the transactions contemplated by this Agreement (including commercial loans and public or private sales of debt or equity securities) by Buyer and/or one of its subsidiaries, as borrower or issuer, in each case, consummated on or before the Closing Date.

“Financing Documents” means the agreements, documents and certificates contemplated by the Financing.

“Financing Source” means the entities that have committed to provide or arrange or otherwise entered into agreements in connection with all or any part of the Financing, including the parties to any joinder agreements, indentures or credit agreements entered into pursuant thereto or relating thereto, together with their respective Affiliates, and their respective Affiliates’ officers, directors, employees, agents and representatives and their respective successors and assigns.

“First Deferred Payment” has the meaning set forth in Section 2.02(a)(iii).

“Fundamental Representations” means those representations and warranties contained in Section 3.01, Section 3.02, Section 3.21, Section 3.23, Section 4.01, Section 4.03, Section 5.01, Section 5.04, and Section 5.06.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“General Cap” has the meaning set forth in Section 9.04(a).

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Gross-Up Payment” has the meaning set forth in Section 7.05(c).

6

“Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indemnified Party” has the meaning set forth in Section 9.05.

“Indemnifying Party” has the meaning set forth in Section 9.05.

“Independent Accountant” has the meaning set forth in Section 2.04(b)(iii).

“Indirect Sale” has the meaning set forth in Section 4.05(g).

“Insurance Policies” has the meaning set forth in Section 3.15.

“Intellectual Property” means all intellectual property and industrial property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing, however arising, pursuant to the Laws of any jurisdiction throughout the world, whether registered or unregistered, including any and all: (a) trademarks, service marks, trade names, brand names, logos, trade dress, design rights and other similar designations of source, sponsorship, association or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications and renewals for, any of the foregoing; (b) internet domain names, whether or not trademarks, registered in any top-level domain by any authorized private registrar or Governmental Authority, web addresses, web pages, websites and related content, accounts with Twitter, Facebook and other social media companies and the content found thereon and related thereto, and URLs; (c) works of authorship, expressions, designs and design registrations, whether or not copyrightable, including copyrights, author, performer, moral and neighboring rights, and all registrations, applications for registration and renewals of such copyrights; (d) inventions, discoveries, trade secrets, business and technical information and know-how, databases, data collections and other confidential and proprietary information and all rights therein; (e) patents (including all reissues, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), patent applications, and other patent rights and any other Governmental Authority-issued indicia of invention ownership (including inventor’s certificates, petty patents and patent utility models); and (f) software and firmware, including data files, source code, object code, application programming interfaces, architecture, files, records, schematics, computerized databases and other related specifications and documentation.

“Interim Balance Sheet” has the meaning set forth in Section 3.05.

“Interim Balance Sheet Date” has the meaning set forth in Section 3.05.

“Interim Financial Statements” has the meaning set forth in Section 3.05.

“IRCA” has the meaning set forth in Section 3.20(e).

“Landlord” means GEBW Properties, LLC, a Texas limited liability company.

7

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Lease Agreement” means a lease agreement to be entered into between Tealstone Residential and Landlord substantially in the form attached hereto as Exhibit D.

“Leased Real Property” has the meaning set forth in Section 3.09(b).

“Liabilities” means any and all liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise.

“Losses” means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, that, except in the case of fraud, intentional or willful misrepresentation or willful breach or to the extent actually awarded to a Governmental Authority or other third party, “Losses” shall not include (a) any punitive damages, exemplary damages or damages based on any type of multiple or (b) incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement or diminution of value (but excluding any damages based on any type of multiple), unless, in the case of clause (b), such damages are (i) not based on any special circumstances of the party entitled to indemnification and (ii) the natural, probable and reasonably foreseeable result of the event that gave rise thereto or the matter for which indemnification is sought hereunder, regardless of the form of action through which such damages are sought.

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise) or assets of the Companies, or (b) the ability of Sellers to consummate the transactions contemplated hereby on a timely basis; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Business operates; (iii) any changes in financial or securities markets in general; (iv) acts of war, armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement, except related to obtaining consents, authorizations, orders and approvals from Government Authorities; (vi) any changes in applicable Laws or accounting rules, including GAAP; or (vii) the public announcement, pendency or completion of the transactions contemplated by this Agreement; provided, further, however, that any event, occurrence, fact, condition or change referred to in clauses (i) through (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Business compared to other participants in the industries in which the Companies conduct the Business.

“Material Contracts” has the meaning set forth in Section 3.08(a).

“Material Customer” has the meaning set forth in Section 3.14(a).

“Material Supplier” has the meaning set forth in Section 3.14(d).

8

“Miller Sellers” means The John Miller Family Irrevocable Trust, The Theresa O’Brien Family Irrevocable Trust, and The Miller/O’Brien Family 2016 Irrevocable Asset Trust.

“Ordinary Course” means (a) the ordinary course of the Companies and the Business and consistent with the past practices of the Companies and the Business, and (b) not required to be authorized by the board of directors or other governing body or the parent company (if any) of such entities, or by any Person exercising similar authority; provided that material violations of Law or a material violation of the contractual rights of third parties shall not be Ordinary Course.

“Outstanding Debt” means (a) the aggregate amount of Debt of the Companies as of the Closing and (b) the aggregate amount of Debt of Sellers outstanding which is secured by any of the Shares or assets of either of the Companies as of the Closing, in each case plus the aggregate amount of any fees and penalties arising from the repayment at the Closing of such Debt pursuant to Section 6.15.

“Payoff Documents” has the meaning set forth in Section 6.15.

“Per Share Value” means, as of any date, the volume-weighted average trading price (as adjusted for any splits, combinations or other similar transactions) of a share of Sterling Common Stock for the 30-day period ending on such date.

“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

“Permitted Encumbrances” has the meaning set forth in Section 3.09(a).

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Pledge Agreements” means the Pledge Agreements set forth on Schedule 1.01(c).

“Post-Closing Adjustment” has the meaning set forth in Section 2.04(a)(ii).

“Post-Closing Payments” means the Deferred Payments, the Promissory Notes, and the Earn-Out Payments.

“Post-Closing Tax Period” means any taxable period beginning after the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period beginning after the Closing Date.

“Post-Closing Taxes” means Taxes of a Company for any Post-Closing Tax Period.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period ending on and including the date of the Closing Date.

“Pre-Closing Taxes” means Taxes of a Company for any Pre-Closing Tax Period.

“Principal” and “Principals” have the meanings set forth in the preamble.

“Privileged Communications” has the meaning set forth in Section 11.16.

“Promissory Notes” means the nine promissory notes to be delivered by Buyer, payable to the respective Sellers, in the respective amounts and substantially in the form attached hereto as Exhibit E.

9

“Real Property” means the real property owned, leased or subleased by the Company, together with all buildings, structures and facilities located thereon.

“Real Property Leases” has the meaning set forth in Section 3.09(b).

“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including, without limitation, ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).

“Released Parties” has the meaning set forth in Section 6.14(a).

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants, trustees and other agents of such Person.

“Resolution Period” has the meaning set forth in Section 2.04(b)(ii).

“Restricted Business” means residential and commercial concrete contracting services serving the single family and multi-family homebuilding and commercial markets.

“Restricted Period” has the meaning set forth in Section 6.07(a).

“Retention Payments” means the cash (or other property) provided by Sellers, through Seller’s Representative or some other agent, to certain employees of the Companies after the Closing in order to incentivize such employees to make efforts towards maximizing the Deferred Payments or the Earn-Out Payments.

“Review Period” has the meaning set forth in Section 2.04(b)(i).

“SEC Documents” has the meaning set forth in Section 5.05(a).

“Second Deferred Payment” has the meaning set forth in Section 2.02(a)(iv).

“Section 338(h)(10) Election” has the meaning set forth in Section 7.05(a).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Seller” and “Sellers” have the meanings set forth in the preamble.

“Seller Indemnitees” has the meaning set forth in Section 9.03.

“Seller Released Parties” has the meaning set forth in Section 6.14(d).

“Sellers’ Knowledge” or any other similar knowledge qualification, means the actual knowledge of Billy Lee Wolf, Gary Roger Engasser II, or John Charles Miller after due inquiry of the officer and manager level employees (including Brian Zimmerman, Darren Wolf or Derek Wolf as to the subject matters for which their knowledge is pertinent) of the Companies generally responsible for the subject matter to which knowledge is pertinent.

“Sellers’ Representative” has the meaning set forth in the preamble.

“Selling Percentage” means, in respect of each Seller, the applicable percentage specified in Exhibit A.

10

“Senior Indebtedness” means the principal of (and premium, if any), unpaid interest on, amounts reimbursable, fees, expenses, costs of enforcement and any other indebtedness of Buyer in respect of the Financing (excluding any refinancings, renewals or replacements thereof).

“Shareholders’ Agreements” means, collectively (a) that certain Shareholders’ Agreement, dated as of April 24, 2013, by and among Tealstone Residential and each of the shareholders of Tealstone Residential signatory thereto and (b) that certain Shareholders’ Agreement, dated as of May __, 2013, by and among Tealstone Commercial and each of the shareholders of Tealstone Commercial signatory thereto.

“Shares” has the meaning set forth in the recitals.

“Statement of Objections” has the meaning set forth in Section 2.04(b)(ii).

“Sterling Common Stock” means common stock, par value $0.01 per share, of Buyer.

“Straddle Period” has the meaning set forth in Section 7.04.

“Substantially Completed Contracts” means those certain construction Contracts of the Companies that are 75% or more completed as of the Closing Date.

“Target Working Capital” means $6,850,000.

“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Tax Claim” has the meaning set forth in Section 7.06.

“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Tealstone Residential” has the meaning set forth in the recitals.

“Tealstone Residential Shares” has the meaning set forth in the recitals.

“Tealstone Commercial” has the meaning set forth in the recitals.

“Tealstone Commercial Shares” has the meaning set forth in the recitals.

“Termination Agreements” has the meaning set forth in Section 6.21.

“Territory” means anywhere in the world where any of the Business is operated as of the Effective Time or as of the Closing Date or where a Company has transacted business within the two-year period preceding the Effective Time (as evidenced by the Books and Records of the Business).

“Third Party Claim” has the meaning set forth in Section 9.05(a).

11

“Transaction Costs” means, to the extent incurred or accrued and remaining unpaid or payable as of the Closing, the aggregate of (a) all fees and expenses payable by the Companies in connection with the consummation of the transactions contemplated hereby (or incurred in connection with the transactions contemplated hereby), including any of the foregoing payable to legal counsel, accountants, investment bankers, financial advisors, brokers, finders or consultants, (b) any severance payments, transaction bonuses, retention awards and any other similar Company payments triggered in connection with the consummation of the transactions contemplated hereby (or incurred in connection with the transactions contemplated hereby) and the employer portion of applicable payroll taxes thereon, in each case pursuant to Contracts or other arrangements to which either Company is a party and which were entered into prior to the Closing, and (c) any administrative and filing fees arising in connection with the consummation of the transactions contemplated hereby and payable by the Company or Sellers (but excluding any filing fees required under the HSR Act, which shall be paid by Buyer).

“Transaction Documents” means this Agreement, the Lease Agreement, the Promissory Notes, the Termination Agreements, and any other agreement contemplated by this Agreement to be delivered at Closing to which Buyer, a Company, Sellers’ Representative or a Seller is a party, excluding the Financing Documents.

“Undisputed Amounts” has the meaning set forth in Section 2.04(b)(iii).

“Union” has the meaning set forth in Section 3.20(b).

“WARN Act” means the federal Worker Adjustment and Retraining Notification Act of 1988, 29 U.S.C. Section 2101, et seq., as amended, and similar state, local and foreign laws related to plant closings, relocations, mass layoffs and employment losses.

“Wolf Sellers” means The Billy Wolf Family Irrevocable Trust, The Jennie Wolf Family Irrevocable Trust, and The Wolf Family 2016 Irrevocable Asset Trust.

Article II
PURCHASE AND SALE

Section 2.01         Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, each Seller shall sell to Buyer, and Buyer shall purchase from each Seller, all of the Shares held by such Seller, on a debt-free, cash-free basis, for the consideration specified in Section 2.02, in each case free and clear of all Encumbrances.

Section 2.02         Consideration.

(a)                Consideration. Subject to the adjustments contemplated hereby, the aggregate consideration for the Shares (the “Consideration”) shall be:

(i)                 (A) $55,000,000 in cash to be paid at the Closing less (B) Outstanding Debt less (C) the Transaction Costs (the “Closing Cash Consideration”);

(ii)               1,882,058 shares of Sterling Common Stock (the “Common Stock Consideration”);

(iii)             $2,500,000 in cash in respect of the Shares owned by the Engasser Sellers and the Wolf Sellers to be paid on the second anniversary of the Closing Date to Sellers’ Representative for further payment by Sellers’ Representative to the Engasser Sellers and the Wolf Sellers in accordance with the Engasser/Wolf Selling Percentages, subject to adjustment pursuant to Section 2.04 (the “First Deferred Payment”);

12

(iv)             $7,500,000 in cash in respect of the Shares owned by the Engasser Sellers and the Wolf Sellers to be paid on the third anniversary of the Closing Date to Sellers’ Representative for further payment by Sellers’ Representative to the Engasser Sellers and the Wolf Sellers in accordance with the Engasser/Wolf Selling Percentages (the “Second Deferred Payment” and, collectively with the First Deferred Payment, the “Deferred Payments”);

(v)               the nine Promissory Notes, duly executed and having an aggregate principal amount of $5,000,000; and

(vi)             an additional aggregate amount of up to (A) $9,000,000 in Earn-Out Payments may be paid to Sellers’ Representative for further payment by Sellers’ Representative to the Engasser Sellers and the Wolf Sellers in accordance with Engasser/Wolf Selling Percentages and (B) $6,000,000 in Specified Employees Earn-Out Payments (as defined in the Earn-Out Payments Agreement) may be paid to Specified Employees, in each case in accordance with the Earn-Out Payments Agreement.

provided, however, that payment of the Promissory Notes shall be subordinated to the payment of the Senior Indebtedness pursuant to subordination agreements to be entered into with one or more Financing Sources on terms and conditions required by such Financing Sources and reasonably agreed to by the payees of such Promissory Notes, such agreement not to be unreasonably withheld, conditioned or delayed. For the avoidance of doubt, the Deferred Payments and the Earn-Out Payment shall not be subject to any subordination agreements to any other debt or obligations of Buyer or its Affiliates.

(b)               Each Seller, individually on behalf of itself and its Affiliates, hereby acknowledges that the portion of the Consideration to which such Seller is entitled under this Agreement represents all that such Seller is entitled to in respect of such Seller’s Shares upon consummation of the transactions contemplated hereby and that, upon consummation of the purchase of the Shares, such Seller shall have no further right, title or interest in, to or otherwise relating to any Shares or any other Equity Interests of the Companies, except as expressly provided in this Agreement, and such Seller hereby waives, effective upon the Closing, on behalf of itself and its Affiliates, any and all of its rights of first refusal, transfer consent rights, governance or voting rights or similar transfer-related rights under any Contracts with or relating to the Companies or any of their respective Affiliates relating to such Seller’s ownership of any Shares and all notices required to be delivered by either Company to such Seller in respect of such rights, it being understood that the foregoing does not release any Seller from any liability to another Seller or to either Company for a breach of any such Contract prior to the Closing Date.

Section 2.03         Transactions to be Effected at the Closing.

(a)                At the Closing, Buyer shall deliver:

(i)                 to Sellers’ Representative, the Closing Cash Consideration by wire transfer of immediately available funds to an account or accounts that shall be designated in writing by Sellers’ Representative to Buyer no later than two Business Days prior to the Closing Date for further payment by Sellers’ Representative to Sellers in accordance with Sellers’ applicable Selling Percentages (or such other manner as agreed to by Sellers); and

13

(ii)               to the applicable lenders or creditors, the Outstanding Debt;

(iii)             to the applicable third-party payees, the Transaction Costs;

(iv)             to Sellers’ Representative, the Common Stock Consideration for further distribution by Sellers’ Representative to Sellers in accordance with Sellers’ applicable Selling Percentages (or such other manner as agreed to by Sellers); provided that, with respect to each distribution of shares of Sterling Common Stock comprising the Common Stock Consideration to the individual Sellers, the number of shares of Sterling Common Stock deliverable to the individual Sellers shall be rounded up or down, as shall be determined by Sellers’ Representative, to the nearest whole number to eliminate fractional shares and so that the aggregate number of shares comprising the Common Stock Consideration are delivered to Sellers as a whole;

(v)               the Transaction Documents and all other agreements, documents, instruments or certificates required to be delivered by Buyer at or prior to the Closing pursuant to Section 8.03.

(b)               At the Closing, each Seller shall deliver to Buyer:

(i)                 stock certificates evidencing the Shares held by such Seller, free and clear of all Encumbrances, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, with all required stock transfer tax stamps affixed thereto; and

(ii)               the Transaction Documents and all other agreements, documents, instruments or certificates required to be delivered by such Seller at or prior to the Closing pursuant to Section 8.02.

Section 2.04         Post-Closing Adjustment.

(a)                Post-Closing Adjustment.

(i)                 Within 90 days after the Closing Date, Buyer shall prepare and deliver to Sellers’ Representative a statement setting forth in reasonable detail its good faith determination of Closing Working Capital, which statement shall (A) contain a combined balance sheet of the Companies as of the Effective Time (without giving effect to the transactions contemplated herein) and a calculation of Closing Working Capital (the “Closing Working Capital Statement”) and (B) be substantially in the form of Exhibit C and prepared in accordance with the principles, and the example calculation, set forth on or exemplified in Exhibit C, and if not so addressed in Exhibit C then in accordance with GAAP applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Audited Financial Statements for the most recent fiscal year end as if such Closing Working Capital Statement was being prepared and audited as of a fiscal year end.

(ii)               The post-closing adjustment shall be an amount equal to the Closing Working Capital minus the Target Working Capital (the “Post-Closing Adjustment”).

(b)               Examination and Review.

14

(i)                 Examination. After receipt of the Closing Working Capital Statement, Sellers’ Representative shall have 45 days (the “Review Period”) to review the Closing Working Capital Statement. During the Review Period, Sellers’ Representative and Sellers’ accountants shall have full access to the books and records of the Companies, the personnel of, and work papers prepared by, Buyer and/or Buyer’s accountants to the extent that they relate to the Closing Working Capital Statement and to such historical financial information (to the extent in Buyer’s possession) relating to the Closing Working Capital Statement as Sellers’ Representative may reasonably request for the purpose of reviewing the Closing Working Capital Statement and to prepare a Statement of Objections (defined below); provided that such access shall be in a manner that does not unreasonably interfere with the normal business operations of Buyer or the Companies.

(ii)               Objection. On or prior to the last day of the Review Period, Sellers’ Representative may object to the Closing Working Capital Statement by delivering to Buyer a written statement setting forth Sellers’ objections in reasonable detail, indicating each disputed item or amount and the basis for Sellers’ Representative’s disagreement therewith (the “Statement of Objections”). If Sellers’ Representative fails to deliver the Statement of Objections before the expiration of the Review Period, the Closing Working Capital Statement and the Post-Closing Adjustment, as the case may be, reflected in the Closing Working Capital Statement, as applicable, shall be deemed to have been accepted by all Sellers. If Sellers’ Representative delivers the Statement of Objections before the expiration of the Review Period, Buyer and Sellers’ Representative shall negotiate in good faith to resolve such objections within 30 days after the delivery of the Statement of Objections (the “Resolution Period”), and, if the same are so resolved within the Resolution Period, the Post-Closing Adjustment and the Closing Working Capital Statement with such changes as may have been previously agreed in writing by Buyer and Sellers’ Representative, shall be final and binding on all parties.

(iii)             Resolution of Disputes. If Sellers’ Representative and Buyer fail to reach an agreement with respect to all of the matters set forth in the Statement of Objections before expiration of the Resolution Period, then any amounts remaining in dispute (“Disputed Amounts” and any amounts not so disputed, the “Undisputed Amounts”) shall be submitted for resolution to an impartial nationally recognized firm of independent certified public accountants to be mutually agreed on by Buyer and Sellers’ Representative (the “Independent Accountant”) who, acting as an expert and not an arbitrator, shall resolve the Disputed Amounts only and make any adjustments to the Post-Closing Adjustment, as the case may be, and the Closing Working Capital Statement, as applicable. The parties hereto agree that all adjustments shall be made without regard to materiality. The Independent Accountant shall only decide the specific items under dispute by the parties as to the Disputed Amount, and the Independent Account’s decision for each Disputed Amount must be within the range of values assigned to each such item in the Closing Working Capital Statement and the Statement of Objections, respectively.

(iv)             Fees of the Independent Accountant. The fees and expenses of the Independent Accountant shall be paid equally by Sellers, on the one hand, and by Buyer, on the other hand.

(v)               Determination by Independent Accountant. The Independent Accountant shall make a determination as soon as practicable and in any event within 30 days (or such other time as the parties hereto shall agree in writing) after the Independent Account’s engagement, and the Independent Account’s resolution of the Disputed Amounts, Excluded Contract Retainage, and the Independent Account’s adjustments to the Closing Working Capital Statement and/or the Post-Closing Adjustment shall be conclusive and binding upon the parties hereto.

15

(c)                Payment of Final Post-Closing Adjustment. If the Post-Closing Adjustment as finally and conclusively determined pursuant to this Section 2.04 (whether by reason of the absence of any objections by Sellers’ Representative or the resolution of any disputes by Buyer and Sellers’ Representative and/or the Independent Accountant) is a positive number, Buyer shall pay in cash to an account designated in writing by Sellers’ Representative for further payment by Sellers’ Representative to Sellers in accordance with Sellers’ applicable Selling Percentages an amount equal to the Post-Closing Adjustment. If the Post-Closing Adjustment as finally and conclusively determined pursuant to this Section 2.04 (whether by reason of the absence of any objections by Sellers’ Representative or the resolution of any disputes by Buyer and Sellers’ Representative and/or the Independent Accountant) is a negative number, the Post-Closing Payments (beginning with the First Deferred Payment) shall be reduced by an amount equal to the Post-Closing Adjustment. Except as otherwise provided herein, any payment of the Post-Closing Adjustment by Buyer pursuant to this Section 2.04 shall be due on the later of (x) the fifth Business Day after the Post-Closing Adjustment is finally determined in accordance with this Section 2.04 and (y) the fifth Business Day following receipt of wire transfer instructions from Sellers’ Representative as described in this Section 2.04(c).

(d)               Adjustments for Tax Purposes. Any payments made pursuant to this Section 2.04 shall be treated as an adjustment to the Consideration by the parties for Tax purposes, unless otherwise required by Law.

Section 2.05         Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place as provided in this Section 2.05, but if the Closing occurs, the purchase and sale of the Shares contemplated by this Agreement shall be effective as of the Effective Time. Subject to the terms and conditions of this Agreement, the purchase and sale of the Shares contemplated hereby shall take place at the Closing to be held at 9:00 a.m., Central Standard Time, on the last Business Day of the month in which the conditions to Closing set forth in Article VIII have been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), at the offices of Bourland, Wall & Wenzel, P.C., 301 Commerce Street, Suite 1500, Fort Worth, Texas 76102, or at such other time or on such other date or at such other place as Sellers’ Representative and Buyer may mutually agree upon in writing (the day on which the Closing takes place being the “Closing Date”).

Section 2.06         Withholding Tax. Buyer and the Companies shall be entitled to deduct and withhold from the Consideration cash in amounts (or, if applicable to any Promissory Note, otherwise issuable shares of Sterling Common Stock that have Per Share Values) equal to all Taxes that Buyer and the Companies may be required to deduct and withhold under any provision of Tax Law. All such withheld amounts shall be treated as delivered to Sellers hereunder.

Article III
REPRESENTATIONS AND WARRANTIES AS TO THE BUSINESS

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, Sellers, jointly and severally, represent and warrant to Buyer that the statements contained in this Article III are true and correct as of the date hereof and as of the Closing Date. Sellers acknowledge that Buyer is relying on the following representations and warranties in entering into this Agreement.

16

Section 3.01         Organization, Authority and Qualification of the Companies. Each Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Texas and has full corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. Schedule 3.01 sets forth each jurisdiction in which each Company is licensed or qualified to do business, and each Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary except for those jurisdictions where failure to be so licensed or qualified would not reasonably be expected to be material to either Company or the Business. All corporate actions taken by each Company in connection with this Agreement and the other Transaction Documents will be duly authorized on or prior to the Closing and will constitute a legal and binding obligation of such Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights and remedies generally and to general equitable principles (such Laws and principles being referred to in this Agreement as “Creditors’ Rights”).

Section 3.02         Capitalization.

(a)                The authorized capital stock of Tealstone Residential consists of 100,000 shares of common stock, par value $0.01 per share, of which 2,000 shares are issued and outstanding and constitute the Tealstone Residential Shares. Except as set forth in the foregoing sentence, there are no other outstanding Equity Interests in Tealstone Residential.

(b)               The authorized capital stock of Tealstone Commercial consists of 100,000 shares of common stock, par value $0.01 per share, of which 2,000 shares are issued and outstanding and constitute the Tealstone Commercial Shares. Except as set forth in the foregoing sentence, there are no other outstanding Equity Interests in Tealstone Commercial.

(c)                Schedule 3.02(c) sets forth a true and complete list that accurately reflects the name of each Seller and the Shares owned beneficially and of record by such Seller as of the date hereof.

(d)               All of the Shares have been duly authorized, are validly issued, fully paid and non-assessable, and are owned of record and beneficially by Sellers, free and clear of all Encumbrances except for the transfer restrictions under the Shareholders’ Agreements, which have been waived by each of the parties thereto. Upon consummation of the transactions contemplated by this Agreement, Buyer shall own all of the Shares, free and clear of all Encumbrances.

(e)                All of the Shares were issued in compliance with applicable Laws. None of the Shares were issued in violation of any agreement, arrangement or commitment to which a Seller or a Company is a party or is subject to or in violation of any preemptive or similar rights of any Person.

(f)                There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or other commitments of any character relating to the capital stock of either Company or obligating a Seller or such Company to issue or sell any shares of capital stock of, or any other interest in, such Company. Other than the Shareholders’ Agreements, there are no voting trusts, shareholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Shares.

17

Section 3.03         No Subsidiaries. Neither Company owns, or has any interest in, any Equity Interests in any other Person.

Section 3.04         No Conflicts; Consents. The execution, delivery and performance by each Company of each Transaction Document to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) except as set forth on Schedule 3.04(a), conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of such Company; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to such Company or the Business; (c) except as set forth on Schedule 3.04(c), require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Material Contract to which a Company is a party, by which a Company is bound or to which the Business or any of the Companies’ respective properties and assets are subject or any Permit affecting the Business or the properties or assets of the Companies; or (d) result in the creation or imposition of any Encumbrance other than Permitted Encumbrances on any properties or assets of the Companies. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to a Company or the Business in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, except for such filings as may be required under the HSR Act.

Section 3.05         Financial Statements. Complete copies of the Companies’ audited combined financial statements consisting of the balance sheet of each Company as at December 31 in each of the years 2015, 2014 and 2013 and the related statements of income and retained earnings, shareholders’ equity and cash flow for the years then ended (the “Audited Financial Statements”), and unaudited financial statements consisting of the balance sheet of Tealstone Residential as at December 31, 2016 and the related statements of income and retained earnings and shareholders’ equity for Tealstone Residential for the 12-month period then ended (the “Tealstone Residential Interim Financial Statements”), and unaudited financial statements consisting of the balance sheet of Tealstone Commercial as at November 30, 2016 and the related statements of income and retained earnings and shareholders’ equity for Tealstone Commercial for the 11-month period then ended (the “Tealstone Commercial Interim Financial Statements” and together with the Tealstone Residential Interim Financial Statements, the “Interim Financial Statements”) are attached to Schedule 3.05. The Audited Financial Statements and the Interim Financial Statements are collectively referred to herein as the “Financial Statements”. The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved, subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments (the effect of which will not be materially adverse) and the absence of notes (that, if presented, would not differ materially from those presented in the Audited Financial Statements). The Financial Statements are based on the books and records of each Company, and, except as set forth on Schedule 3.05 at Item #2, fairly present in all material respects the financial condition of each Company as of the respective dates they were prepared and the results of the operations of each Company for the periods indicated. The balance sheet of each Company as of December 31, 2015 is referred to herein as a “Balance Sheet” and the date thereof as the “Balance Sheet Date”. The balance sheet of Tealstone Residential as of December 31, 2016 and the balance sheet of Tealstone Commercial as of November 30, 2016 is referred to herein as the “Interim Balance Sheet”. The “Interim Balance Sheet Date” shall mean December 31, 2016 as such term applies to Tealstone Residential and shall mean November 30, 2016 as such term applies to Tealstone Commercial. Each Company maintains a standard system of accounting established and administered in accordance with GAAP.

18

Section 3.06         Undisclosed Liabilities. Neither of the Companies has any material Liabilities, except (a) those which are adequately reflected or reserved against in such Company’s Interim Balance Sheet as of the Interim Balance Sheet Date, (b) those which have been incurred in the Ordinary Course since the Interim Balance Sheet Date (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of Contract, breach of warranty, tort, infringement or violation of Law) and which are not, individually or in the aggregate, material in amount, and (c) those set forth on Schedule 3.06 or, to the extent such Liabilities are reasonably apparent based upon the face of the applicable disclosure, any other Disclosure Schedules.

Section 3.07         Absence of Certain Changes. Except as set forth on Schedule 3.07, since the Interim Balance Sheet Date, and other than in the Ordinary Course, there has not been, with respect to either Company, any:

(a)                event, occurrence or development that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b)               amendment of the charter, by-laws or other organizational documents of such Company;

(c)                split, combination or reclassification of any shares of its capital stock;

(d)               issuance, sale or other disposition of any of its Equity Interests, or grant of any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its Equity Interests;

(e)                any redemption, purchase or acquisition of its Equity Interests;

(f)                material change in any method of accounting or accounting practice of such Company, except as required by GAAP or as disclosed in the notes to the Financial Statements of such Company;

(g)                material change in the Company’s cash management practices and its policies, practices and procedures with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts, accrual of accounts receivable, inventory control, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits;

(h)               entry into any Contract that would constitute a Material Contract other than in the Ordinary Course;

19

(i)                 incurrence, assumption or guarantee of any indebtedness for borrowed money except unsecured current obligations and Liabilities incurred in the Ordinary Course;

(j)                 transfer, assignment, sale or other disposition of any of the assets shown or reflected in such Company’s Interim Balance Sheet other than in the Ordinary Course or cancellation of any debts or entitlements in excess of $100,000 in the aggregate;

(k)               transfer, assignment or grant of any license or sublicense of any material rights under or with respect to any Company Intellectual Property or Company IP Agreements;

(l)                 material damage, destruction or loss (whether or not covered by insurance) to its property;

(m)             any capital investment in, or any loan to, any other Person;

(n)               acceleration, termination, material modification outside the Ordinary Course to or cancellation of any Material Contract to which the Company is a party or by which it is bound;

(o)               any capital expenditures in excess of $100,000 in the aggregate;

(p)               imposition of any Encumbrance upon any of such Company’s properties, capital stock or assets, tangible or intangible other than Permitted Encumbrances;

(q)               (i) grant of equity or equity-based awards or any bonuses, whether monetary or otherwise, or increase in any wages, salary, severance, pension or other compensation or benefits in respect of its current or former employees, officers, directors, independent contractors or consultants, other than in the Ordinary Course or as provided for in any written agreements as in effect on the Interim Balance Sheet Date or required by applicable Law, (ii) change in the terms of employment for any employee or any termination of any employees for which the aggregate costs and expenses exceed $50,000, or (iii) action to accelerate the vesting, funding or payment of any compensation or benefit for any current or former employee, officer, director, independent contractor or consultant;

(r)                 payment by either Company to its current or former employees, officers, directors, independent contractors or consultants except regular compensation and customary benefits payments in the Ordinary Course;

(s)                hiring or promoting any person (including employees and independent contractors but excluding immaterial subcontractors and regularly recurring subcontractors), except to fill a vacancy in the Ordinary Course;

(t)                 adoption of, commencement of participation in, modification or amendment of, or termination of any: (i) employment, severance, retention or other agreement with any current or former employee, officer, director, independent contractor or consultant, (ii) Benefit Plan or (iii) collective bargaining or other agreement with a Union, in each case whether written or oral;

(u)               any loan to (or forgiveness of any loan to), or entry into any other transaction with, any of its shareholders or current or former directors, officers and employees;

(v)               entry into a new line of business or abandonment or discontinuance of existing lines of business;

20

(w)              adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;

(x)               purchase, lease or other acquisition of the right to own, use or lease any property or assets for an amount in excess of $100,000, individually (in the case of a lease, per annum) or $250,000 in the aggregate (in the case of a lease, for the entire term of the lease, not including any option term), except for purchases of inventory or supplies in the Ordinary Course;

(y)               acquisition by merger or consolidation with, or by purchase of a substantial portion of the assets or stock of, or by any other manner, any business or any Person or any division thereof;

(z)                action by such Company to make, change or rescind any Tax election or amend any Tax Return; or

(aa)            any Contract to do any of the foregoing, or any action or omission that would result in any of the foregoing.

Section 3.08         Material Contracts.

(a)                Schedule 3.08(a) lists each of the following Contracts of each Company or that is used by either Company in connection with the Business (such Contracts, together with all Contracts concerning the occupancy, management or operation of any Real Property (including without limitation, brokerage contracts) listed, disclosed or otherwise required to be listed or disclosed in Schedule 3.09(b) and all Company IP Agreements set forth or required to be set forth in Schedule 3.11(b), being “Material Contracts”):

(i)                 each Contract between a Company and subcontractor thereof involving expenditures by such Company in excess of $1,000,000 in any 12-month period since January 1, 2016;

(ii)               each Contract involving expenditures or receipts in excess of $100,000 during any 12-month period since January 1, 2016, except as disclosed elsewhere in this Schedule 3.08(a), Schedule 3.09(b), or Schedule 3.11(b);

(iii)             each master services agreement and customer contract involving expenditures or receipts in excess of $100,000 during any 12-month period since January 1, 2016;

(iv)             each Contract that involves performance of services or delivery or lease of goods or materials by or to a Company or the Business in excess of $100,000 in the aggregate during any 12-month period since January 1, 2016;

(v)               all Contracts that require a Company or the Business to purchase its total requirements of any product or service from a third party or that contain “take or pay” provisions;

21

(vi)             all Contracts that provide for the indemnification by a Company (other than as provided in Ordinary Course construction Contracts) of any Person or the assumption by a Company of any Tax or environmental Liability of any Person;

(vii)           all Contracts that relate to the acquisition or disposition of any business, a material amount of stock or assets of any other Person or any real property (whether by merger, sale of stock, sale of assets or otherwise);

(viii)         all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising Contracts;

(ix)             all employment agreements and Contracts with individual independent contractors or consultants (or similar arrangements) to which a Company is a party, but excluding any Contracts with immaterial subcontractors or regularly recurring subcontractors;

(x)               all Contracts relating to trade payables (exclusive of Contracts relating to Ordinary Course trade payables not exceeding $100,000 in the aggregate), and all Contracts relating to Debt (excluding Contracts relating to Debt not exceeding $15,000 as to any individual Contract) and all Contracts relating to trade receivables (exclusive of Contracts relating to ordinary course trade receivables not exceeding $100,000 in the aggregate);

(xi)             all Contracts with any Governmental Authority;

(xii)           all Contracts that limit or purport to limit the ability of the Business to compete in any line of business or with any Person or in any geographic area or during any period of time;

(xiii)         any Contracts that provide for any joint venture, partnership or similar arrangement;

(xiv)         all Contracts between or among one or both Companies, on the one hand, and a Seller or any Affiliate thereof (other than the Companies), on the other hand (the “Affiliate Contracts”); and

(xv)           all collective bargaining agreements or Contracts with any Union.

(b)               Each Material Contract is valid and binding on the applicable Company or Affiliate thereof and, to Sellers’ Knowledge, on the other party thereto in accordance with its terms and is in full force and effect. None of the Companies or Affiliate thereof or, to Sellers’ Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under) in any material respect, or has provided or received any notice of any intention to terminate, any Material Contract. To Sellers’ Knowledge, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any material right or obligation or the loss of any material benefit thereunder. Except as set forth on Schedule 3.08(b), complete and correct copies of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Buyer.

22

Section 3.09         Title to Assets; Real Property.

(a)                The Company has good and valid title to, or a valid leasehold interest in, all Real Property and personal property and other assets reflected in the Interim Financial Statements or acquired after the Interim Balance Sheet Date, other than, with respect to personal property only, properties and assets sold or otherwise disposed of in the Ordinary Course since the Interim Balance Sheet Date. All such properties and assets (including leasehold interests) are free and clear of Encumbrances except for the following (collectively referred to as “Permitted Encumbrances”):

(i)                 those items set forth in Schedule 3.09(a);

(ii)               liens for Taxes not yet due and payable;

(iii)             mechanics, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the Ordinary Course or amounts that are not delinquent and which are not, individually or in the aggregate, material to the business of a Company;

(iv)             easements, rights of way, zoning ordinances and other similar encumbrances affecting Real Property which are not, individually or in the aggregate, material to the business of a Company; or

(v)               liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the Ordinary Course which are not, individually or in the aggregate, material to the business of a Company.

(b)               No Company owns any Real Property. Schedule 3.09(b) lists (i) all leases of Real Property, including all amendments, extensions, renewals, guaranties and other agreements with respect thereto (the “Real Property Leases”); (ii) the street address of each parcel of Real Property leased or subleased by a Company (the “Leased Real Property”); (iii) the landlord under the lease, the rental amount currently being paid, and the expiration of the term of such Real Property Lease for such Leased Real Property; and (iv) the current use of such Leased Real Property. With respect to such Leased Real Property, Sellers have delivered or made available to Buyer true, complete and correct copies of the Real Property Leases. The Company is not a sublessor or grantor under any sublease or other instrument granting to any other Person any right to the possession, lease, occupancy or enjoyment of any Leased Real Property (except between the Companies). The use and operation of the Leased Real Property by a Company in the conduct of the Business do not violate in any material respect any Law, covenant, condition, restriction, easement, license, permit or agreement. No material improvements constituting a part of the Leased Real Property encroach on real property owned by a Person other than the Companies. There are no Actions pending nor, to Sellers’ Knowledge, threatened against or affecting the Leased Real Property or any portion thereof or interest therein in the nature or in lieu of condemnation or eminent domain proceedings.

(c)                The material improvements and fixtures on the Leased Real Property are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, and are adequate for the purposes for which they are presently being used. To Sellers’ Knowledge, there are no structural deficiencies or latent defects with any such improvements.

(d)               To Sellers’ Knowledge, all water, oil, gas, electrical, steam, compressed air, telecommunications, sewer, storm and waste water systems and other utility services or systems for the Leased Real Property have been installed and are operational and sufficient for the operation of the Business in the Ordinary Course. To Sellers’ Knowledge, each such utility service enters the Leased Real Property from an adjoining public street or valid private easement in favor of the supplier of such utility service or appurtenant to such Leased Real Property, and is not dependent for its access, use or operation on any land, building, improvement or other real property interest that is not included in the Leased Real Property.

23

(e)                Except as set forth on Schedule 3.09(e), none of the Real Property Leases have been assigned or sublet or amended, modified or supplemented in any way except for the oral agreement between the Companies for both Companies to use the premises leased pursuant to the Real Property Leases. The Real Property Leases are in full force and effect. Neither of the Companies nor, to Sellers’ Knowledge, the landlords thereunder are in default under the Real Property Leases, and, to Sellers’ Knowledge, no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute a breach or default, or permit the termination, modification or acceleration of rent under any Real Property Lease.

Section 3.10         Condition and Sufficiency of Assets. The buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property of the Companies are structurally sound to Sellers’ Knowledge and are in good operating condition and repair, and are adequate for the uses to which they are being put, and to Sellers’ Knowledge none of such buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property currently owned or leased by each Company, together with all other properties and assets of each Company, are sufficient for the continued conduct of the Business after the Closing in substantially the same manner as conducted prior to the Closing and constitute all of the rights, property and assets necessary to conduct the Business as currently conducted (it being understood that the current facilities of the Companies will not be sufficient for growth or expansion of the Business).

Section 3.11         Intellectual Property.

(a)                Schedule 3.11(a) lists all (i) Company IP Registrations and (ii) Company Intellectual Property, including software, that are not registered but that are material to the Business. All required filings and fees related to the Company IP Registrations have been timely filed with and paid to the relevant Governmental Authorities and authorized registrars, and all Company IP Registrations are otherwise in good standing. To Sellers’ Knowledge, Sellers have provided Buyer with true and complete copies of all material documents, certificates, office actions, correspondence and other materials related to all Company IP Registrations.

(b)               Schedule 3.11(b) lists all Company IP Agreements other than off-the-shelf, commercially available software licenses. Sellers have provided Buyer with true and complete copies of all such Company IP Agreements, including all modifications, amendments and supplements thereto and waivers thereunder. Each Company IP Agreement is valid and binding on either Company in accordance with its terms and is in full force and effect. Neither Company nor, to Sellers’ Knowledge, any other party thereto, is in breach of or default under (or is alleged to be in breach of or default under) in any material respect, or has provided or received any notice of breach or default of or any intention to terminate, any Company IP Agreement.

24

(c)                One of the Companies is the sole and exclusive legal and beneficial and, with respect to the Company IP Registrations, record owner of all right, title and interest in and to the Company Intellectual Property, and has the valid right to use all other Intellectual Property used in or necessary for the conduct of the Business as currently conducted, in each case, free and clear of Encumbrances other than Permitted Encumbrances.

(d)               The consummation of the transactions contemplated hereunder will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, a Company’s right to own, use or hold for use any Intellectual Property as owned, used or held for use in the conduct of such Company’s business or operations as currently conducted.

(e)                Each Company’s rights in the Company Intellectual Property are, as applicable, valid, subsisting and enforceable. Each Company has taken reasonable steps to maintain its Company Intellectual Property and to protect and preserve the confidentiality of all trade secrets included in the Company Intellectual Property.

(f)                To Sellers’ Knowledge, the conduct of the Business as currently and formerly conducted, and the products, processes and services of the Business, have not infringed, misappropriated, diluted or otherwise violated, and do not and will not infringe, dilute, misappropriate or otherwise violate the Intellectual Property or other rights of any Person. To Sellers’ Knowledge, no Person has infringed, misappropriated, diluted or otherwise violated, or is currently infringing, misappropriating, diluting or otherwise violating, any Company Intellectual Property.

(g)                There are no Actions (including any oppositions, interferences or re-examinations) settled, pending or threatened (including in the form of offers to obtain a license): (i) alleging any infringement, misappropriation, dilution or violation of the Intellectual Property of any Person by either Company; (ii) challenging the validity, enforceability, registrability or ownership of any Company Intellectual Property or a Company’s rights with respect to any Company Intellectual Property; or (iii) by a Company or any other Person alleging any infringement, misappropriation, dilution or violation by any Person of the Company Intellectual Property. Neither Company is subject to any outstanding or prospective Governmental Order (including any motion or petition therefor) that does or would restrict or impair the use of any Company Intellectual Property.

Section 3.12         Inventory. All inventory of each Company, whether or not reflected in such Company’s Interim Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course, except for obsolete, damaged, defective or slow-moving items that have been written off or written down to fair market value or for which adequate reserves have been established. All such inventory is owned by such Company free and clear of all Encumbrances other than Permitted Encumbrances, and no inventory is held on a consignment basis. The quantities of each item of inventory (whether raw materials, work-in-process or finished goods) are not excessive, but are reasonable in the present circumstances of such Company.

Section 3.13         Accounts Receivable. The accounts receivable reflected on each Interim Balance Sheet and the accounts receivable arising after the date thereof (a) have arisen from bona fide transactions entered into by the applicable Company involving the sale of goods or the rendering of services in the Ordinary Course; (b) to Sellers’ Knowledge, constitute only valid, undisputed claims of the applicable Company not subject to claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the Ordinary Course; and (c) subject to a reserve for bad debts shown on such Interim Balance Sheet or, with respect to accounts receivable arising after the Interim Balance Sheet Date, on the accounting records of the applicable Company, are collectible in full within 90 days after billing except for any portion of the accounts receivable related to Contract Retainage which is payable after such period pursuant to the terms of each construction Contract of the Companies. The reserve for bad debts shown on each Interim Balance Sheet or, with respect to accounts receivable arising after the Interim Balance Sheet Date, on the accounting records of the applicable Company have been determined in accordance with GAAP, consistently applied, subject to normal year-end adjustments and the absence of disclosures normally made in footnotes.

25

Section 3.14         Customers, Suppliers and Subcontractors.

(a)                Schedule 3.14(a) contains a complete and correct list of all of the 10 largest customers of each of the Companies by revenue during the last 12 months prior to December 31, 2016 for Tealstone Residential and during the last 11 months prior to November 30, 2016 for Tealstone Commercial in connection with the Business, showing the total revenue received from each such customer during the applicable period (each customer listed or required to be listed on Schedule 3.14(a) is referred to herein as a “Material Customer”).

(b)               Except as set forth on Schedule 3.14(b), since December 31, 2016:

(i)                 there has not been any material adverse change in the business relationship in connection with the business between any Material Customer and the applicable Company (which for the purposes of the Agreement includes the terms and conditions upon which any such Material Customer rents or purchases products from a Company and for the avoidance of doubt includes the quantity and pricing of products to be rented or purchased) and no Company has received any notice (written or otherwise) that, and to the Sellers’ Knowledge, there have been no threats or other indications that, any Material Customer intends to adversely change its business relationship with the Company in any material respect. For the avoidance of doubt, (A) changes in quantity due to the creation or termination of rental contracts in the Ordinary Course between a Customer and a Company shall not be deemed an adverse change for purposes hereof, (B) termination of a master service agreement or cessation of business between one of the ten highest revenue producing Material Customers and the applicable Company due to a breach of such Company’s obligations to the Material Customer shall be deemed an adverse change for purposes hereof;

(ii)               there have been no material disputes in connection with the business between a Company and any Material Customer that could reasonably be expected to adversely affect Company’s relationship with any Material Customer;

(iii)             no Company has received any written notice or, to Sellers’ Knowledge, other notice of any disputes between a Company and any Material Customer which could be deemed to be material to the relationship with a Material Customer, and there are not such disputes pending;

(iv)             no Material Customer has terminated or materially and adversely altered, or notified the Companies or otherwise announced any intention to terminate or materially and adversely alter, its relationship with a Company or to effect a change in its operations and/or facilities which might reasonably result in the termination or material and adverse alteration of the Material Customer’s relationship with the Company; and

26

(v)               to Sellers’ Knowledge, none of the Material Customers is threatened with bankruptcy or insolvency or any event or set of circumstances which would be reasonably expected to have a material adverse effect on its ability to pay or satisfy any of its obligations to the Companies.

(c)                To Sellers’ Knowledge, the benefits of all relationships between the Companies and the Material Customers will continue after the Closing Date to the benefit of Buyer in substantially the same manner as prior to the date of this Agreement.

(d)               Schedule 3.14(d) contains a complete and correct list of (i) the 10 largest suppliers of goods and services (including third party and independent contractors but excluding subcontractors) of each of the Companies based on amount spent during the last 12 months prior to December 31, 2016 in connection with the Business, showing the total amount of purchases from and payments made to each such supplier during such 12-month period and (ii) the 15 largest subcontractors of each of the Companies based on contract size in connection with the Business, showing the total amount of payments made to each such subcontractor during the duration of the applicable subcontract (each supplier and subcontractor listed or required to be listed on Schedule 3.14(d) is referred to herein as a “Material Supplier”).

(e)                Since December 31, 2016:

(i)                 there has not been any material adverse change in the business relationship in connection with the business between any Material Supplier and the applicable Company (which for the purposes of this Agreement includes the terms and conditions upon which any such Material Supplier sells or rents products or provides services to the Company and for certainty includes, the quantity and pricing of products to be sold or services to be provided) and no Company received any notice (written or otherwise) that, and to the Sellers’ Knowledge, there have been no threats or other indications that, any Material Supplier intends to materially and adversely change its business relationship with the Companies;

(ii)               there have been no material disputes in connection with the Business between a Company and any Material Supplier that could reasonably be expected to adversely affect Company’s relationship with any Material Supplier;

(iii)             no Company has received any written notice or, to Sellers’ Knowledge, other notice of any disputes between a Company and any Material Supplier which could reasonably be deemed to be material to the relationship with such Material Supplier; and

(iv)             no Material Supplier has terminated or materially and adversely altered, or notified the Companies or otherwise announced any intention to terminate or materially and adversely alter, its relationship with a Company or to effect a change in its operations and/or facilities which might reasonably result in the termination or material and adverse alteration of the Material Supplier’s relationship with the Companies.

(f)                To Sellers’ Knowledge, the benefits of all relationships between each Company and its Material Suppliers will continue after the Closing Date to the benefit of Buyer in substantially the same manner as prior to the date of this Agreement.

27

Section 3.15         Insurance. Schedule 3.15 sets forth a true and complete list of all current policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, directors’ and officers’ liability, fiduciary liability and other casualty and property insurance maintained by the Companies (collectively, the “Insurance Policies”) and true and complete copies of such Insurance Policies have been made available to Buyer. Such Insurance Policies are in full force and effect and shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement. Neither the Sellers nor any of their Affiliates (including the Companies) have received any written notice of cancellation of, premium increase outside the Ordinary Course with respect to, or material alteration of coverage under, any of such Insurance Policies. All premiums due on such Insurance Policies have either been paid or, if due and payable prior to Closing, will be paid prior to Closing in accordance with the payment terms of each Insurance Policy. All such Insurance Policies (a) are valid and binding in accordance with their terms; (b) are, to Sellers’ Knowledge, provided by carriers who are financially solvent; and (c) have not been subject to any lapse in coverage. There are no claims related to the Business or the Companies pending under any such Insurance Policies as to which a Company has received written notice that coverage has been denied or disputed or in respect of which there is an outstanding reservation of rights, except as set forth on Schedule 3.15. None of the Companies is in default under, or has otherwise failed to comply with, in any material respect, any provision contained in any such Insurance Policy. The Insurance Policies are of the type and in the amounts sufficient for compliance with all applicable Laws and Contracts to which a Company is a party or by which it is bound. No insurance is maintained by Sellers or their respective Affiliates (excluding the Companies) that relate to the assets, business, operations, employees, officers and directors of the Companies or the Business.

Section 3.16         Legal Proceedings; Governmental Orders.

(a)                Except as set forth on Schedule 3.16(a), there are no Actions pending or, to Sellers’ Knowledge, threatened (a) against or by a Company affecting the Business or any of its properties or assets; or (b) against or by a Company that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To Sellers’ Knowledge, no event has occurred or circumstances exist that may reasonably be expected to give rise to, or serve as a basis for, any such Action.

(b)               There are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting the Companies, the Business or any of their properties or assets. Each Company is in compliance with the terms of each Governmental Order set forth in Schedule 3.16(b). To Sellers’ Knowledge, no event has occurred or circumstances exist that may reasonably be expected to constitute or result in (with or without notice or lapse of time) a violation of any such Governmental Order.

Section 3.17         Compliance With Laws; Permits.

(a)                Each Company is now complying in all material respects with all Laws applicable to it or its business, properties or assets.

(b)               All Permits required for each Company to conduct its business have been obtained by it and are valid and in full force and effect. All fees and charges with respect to such Permits due as of the date hereof have been paid in full. Schedule 3.17(b) lists all current material Permits issued to each Company, including the names of the Permits and their respective dates of issuance and expiration (but in any event excluding any routine Permits issued by municipalities). To Sellers’ Knowledge, no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit set forth in Schedule 3.17(b).

28

Section 3.18         Environmental Matters.

(a)                Each Company is currently and has been in material compliance with all Environmental Laws and has not, and the Sellers have not, received from any Person any; (i) Environmental Notice or Environmental Claim; or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date.

(b)               Each Company has obtained and is in compliance with all material Environmental Permits (each of which is disclosed in Schedule 3.18(b)) necessary for the ownership, lease, operation or use of the Business, assets or leased assets of such Company and all such Environmental Permits are in full force and effect and shall be maintained in full force and effect by Sellers through the Closing Date in accordance with Environmental Law, and none of Sellers or the Companies is aware of any condition, event or circumstance that might prevent or impede, after the Closing Date, the ownership, lease, operation or use of the Business, assets or leased assets of the Company as currently carried out. With respect to any such Environmental Permits, Sellers have undertaken, or will cause the Companies to undertake prior to the Closing Date, all measures reasonably necessary to facilitate transferability of the same to the extent required by applicable Law, and none of the Companies or Sellers is aware of any condition, event or circumstance that might be reasonably expected to prevent or impede the transferability of the same, nor have they received any Environmental Notice or written communication regarding any material adverse change in the status or terms and conditions of the same.

(c)                No real property currently or formerly owned by the Companies or, to Sellers’ Knowledge, operated or leased by either Company is listed on, or has been proposed for listing on, the National Priorities List (or CERCLIS) under CERCLA, or any similar state list.

(d)               There has been no Release of Hazardous Materials in contravention of Environmental Law with respect to the Business or the assets of a Company or any real property currently or formerly owned by a Company or, to Sellers’ Knowledge, any real property operated or leased by a Company, and none of the Companies or Sellers has received an Environmental Notice that any real property currently or formerly owned, operated or leased in connection with the Business (including soils, groundwater, surface water, buildings and other structure located on any such real property) has been contaminated with any Hazardous Material which could reasonably be expected to result in an Environmental Claim against, or a violation of Environmental Law or term of any Environmental Permit by, Sellers or the Companies.

(e)                No active or abandoned aboveground or underground storage tanks are or have been owned or operated by the Companies.

(f)                No off-site Hazardous Materials treatment, storage, or disposal facilities or locations are or have been used by the Companies or Sellers and any predecessors as to which the Companies may retain liability, and none of these facilities or locations has been placed or proposed for placement on the National Priorities List (or CERCLIS) under CERCLA, or any similar state list, and none of Sellers or the Companies has received any Environmental Notice regarding potential liabilities with respect to such off-site Hazardous Materials treatment, storage, or disposal facilities or locations used by the Companies or Sellers.

29

(g)                Neither of the Companies has retained or assumed, by contract or operation of Law, any liabilities or obligations of third parties under Environmental Law.

(h)               Sellers have provided or otherwise made available to Buyer and listed in Schedule 3.18(h): (i) true and complete copies of any and all environmental reports, studies, audits, records, sampling data, site assessments and other similar documents with respect to the Business or the assets of the Companies or any currently or formerly owned, operated or leased real property which are in the possession or control of Sellers or the Companies related to compliance with Environmental Laws, Environmental Claims or an Environmental Notice or the Release of Hazardous Materials; and (ii) any and all material documents concerning planned or anticipated capital expenditures required to ensure compliance with current or future Environmental Laws.

(i)                 None of Sellers or the Companies is aware of any condition, event or circumstance concerning the Release or regulation of Hazardous Materials that might reasonably be expected to, after the Effective Time, prevent, impede or materially increase the costs associated with the ownership, lease, operation, performance or use of the Business or the assets of the Companies as currently carried out.

Section 3.19         Employee Benefit Matters.

(a)                Schedule 3.19(a) contains a true, correct and complete list of each pension, benefit, retirement, compensation, employment, consulting, profit-sharing, deferred compensation, incentive, bonus, performance award, phantom equity, equity or equity-based, change in control, retention, severance, vacation, paid time off, welfare, health, medical, cafeteria, flexible spending, life insurance, accident, disability, fringe-benefit and other similar agreement, plan, policy, program or arrangement (and any amendments thereto), in each case whether or not reduced to writing and whether funded or unfunded, including each “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not tax-qualified and whether or not subject to ERISA (each, a “Benefit Plan”), which is maintained, sponsored, contributed to, or required to be contributed to by a Company for the benefit of any current or former employee, officer, director, retiree, independent contractor or consultant of such Company or any spouse or dependent of such individual, or under which such Company or any of its ERISA Affiliates has or could have any Liability, or with respect to which Buyer or any of its Affiliates could reasonably be expected to have any Liability, contingent or otherwise (as required to be listed on Schedule 3.19(a), each, a “Company Benefit Plan”).

(b)               With respect to each Company Benefit Plan, Sellers have made available to Buyer accurate, current and complete copies of each of the following: (i) where the Benefit Plan has been reduced to writing, the plan document together with all amendments; (ii) where the Benefit Plan has not been reduced to writing, a written summary of all material plan terms; (iii) where applicable, copies of any trust agreements or other funding arrangements, custodial agreements, insurance policies and contracts, administration agreements and similar agreements, and investment management or investment advisory agreements; (iv) copies of any summary plan descriptions, summaries of material modifications, and employee handbooks; (v) in the case of any Benefit Plan for which a Form 5500 is required to be filed, a copy of the two most recently filed Form 5500, with schedules and financial statements attached; (vi) the most recent nondiscrimination tests performed under the Code; (vii) copies of material notices, letters or other correspondence from the Internal Revenue Service, Department of Labor, Pension Benefit Guaranty Corporation or other Governmental Authority relating to the Benefit Plan; and (viii) in the case of any Company Benefit Plan for which a Form 1094-B, 1094-C, 1095-B or 1095-C is required to be filed or distributed, a copy of the most recently filed of each such applicable form.

30

(c)                Each Company Benefit Plan and related trust has been established, administered and maintained at all times in accordance with its terms in all material respects and in compliance in all material respects with all applicable Laws (including ERISA and the Code). Nothing has occurred with respect to any Company Benefit Plan that has subjected or could reasonably be expected to subject the Company or any of its ERISA Affiliates or, with respect to any period on or after the Closing Date, Buyer or any of its Affiliates, to any Liability under Section 406, 407 or 502 of ERISA or under Section 4975 of the Code). All benefits, contributions and premiums relating to each Company Benefit Plan have been timely paid in accordance with the terms of such Company Benefit Plan and all applicable Laws and accounting principles, and all benefits accrued under any unfunded Company Benefit Plan have been paid, accrued or otherwise adequately reserved to the extent required by, and in accordance with, GAAP.

(d)               No Company Benefit Plan is or was: (i) a “multiemployer plan” as defined in Section 3(37) of ERISA; (ii) a plan subject to Section 302 or Title IV of ERISA or Section 412 of the Code; (iii) a multiple employer plan as described in Section 413(c) of the Code; (iv) a “multiple employer welfare arrangement” as defined in Section 3(40)(A) of ERISA; or (v) a plan or other arrangement, in either case, that is or is intended to be qualified under Section 401(a) or 408 of the Code.

(e)                Each Company Benefit Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without material liabilities to Buyer, either Company or any of their Affiliates other than ordinary administrative expenses typically incurred in a termination event.

(f)                Other than as required under Section 601 et seq. of ERISA or other similar applicable Law or Section 4980B of the Code, no Company Benefit Plan provides post-termination or retiree welfare benefits to any individual for any reason, and neither Company nor any of its ERISA Affiliates has any Liability to provide post-termination or retiree welfare benefits to any individual. Neither Company nor any of its ERISA Affiliates has any Liability on account of a violation of the requirements of Part 6 or 7 of Subtitle B of Title I of ERISA or Section 4980B or 4980D of the Code.

(g)                There is no pending or, to Sellers’ Knowledge, threatened Action relating to any Company Benefit Plan or the assets thereof (other than routine claims for benefits).

(h)               Except as could not result in material liability to either of the Companies, each Company Benefit Plan that is subject to Section 409A of the Code has been maintained and administered at all times in compliance with its terms and the operational and documentary requirements of Section 409A of the Code. Neither Company has any obligation to gross up, indemnify or otherwise reimburse any individual for any excise taxes, interest or penalties incurred pursuant to Section 409A of the Code.

(i)                 Except as could not result in material liability to either of the Companies, each individual who is or has been classified by a Company as an independent contractor or employee has been properly classified at all times for purposes of eligibility and participation under each Benefit Plan, and no individual is or has been entitled to be classified by a Company as an employee or independent contractor who has not so been properly classified, except as reflected on Schedule 3.19(i).

31

(j)                 Neither the execution of this Agreement nor any of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional or subsequent events): (i) entitle any current or former director, officer, employee, independent contractor or consultant of a Company to severance pay or any other payment; (ii) accelerate the time of payment, funding or vesting, or increase the amount of compensation due to any such individual; (iii) limit or restrict the right of the applicable Company to merge, amend or terminate any Company Benefit Plan; (iv) increase the amount payable under or result in any other material obligation pursuant to any Company Benefit Plan; (v) result in an “excess parachute payment” within the meaning of Section 280G(b) of the Code; or (vi) require a “gross-up” or other payment to any “disqualified individual” within the meaning of Section 280G(c) of the Code. Sellers have made available to Buyer true and complete copies of any and all calculations in connection with Section 280G of the Code prepared (whether or not final) with respect to each “disqualified individual” (as defined in Section 280G of the Code) in connection with the transactions.

(k)               No Company Benefit Plan is subject to the Laws of a jurisdiction outside the United States.

Section 3.20         Employment Matters.

(a)                Schedule 3.20(a) contains a true, correct and complete list of all persons who are employees, and independent contractors (excluding immaterial subcontractors and regularly recurring subcontractors) of each Company as of the date hereof, including any employee who is on a leave of absence of any nature, paid or unpaid, authorized or unauthorized, and sets forth for each such individual the following: (i) name; (ii) title or position (including whether full or part time); (iii) employer or engaging entity; (iv) hire or engagement date; (v) current annual base compensation rate or engagement compensation; (vi) commission, bonus or other incentive-based compensation; (vii) a description of the material fringe benefits provided to each such individual as of the date hereof; and (viii) if an employee is on a leave of absence, the nature of such absence, the start date of such absence and the expected return to work date. As of the date hereof, all compensation, including wages, commissions and bonuses, payable to all employees, and independent contractors of each Company for services performed on or prior to the date hereof have been paid in full (or will be accrued in full on the balance sheet contained in the Closing Working Capital Statement) and there are no outstanding agreements, understandings or commitments of either Company with respect to any compensation, payments, commissions or bonuses owed to any current or former employees, independent contractors or consultants of either Company or any of their Affiliates.

(b)               Neither Company is, and nor for the past five years has been, a party to, bound by, or negotiating any collective bargaining agreement or other Contract with a union, works council or labor organization (collectively, “Union”), and there is not, and has not been for the past five years, any Union representing or purporting to represent any employee of such Company, and, to Sellers’ Knowledge, no Union or group of employees is seeking or has sought to organize employees for the purpose of collective bargaining. Except as set forth on Schedule 3.20(b), there has never been, nor has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor disruption or dispute affecting either Company or any of its employees. Neither Company has any duty to bargain with any Union.

32

(c)                Each Company is in material compliance with all applicable Laws pertaining to employment and employment practices, including all Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence and unemployment insurance. Except as set forth on Schedule 3.20, since January 1, 2016, all individuals characterized and classified by a Company as independent contractors or consultants have been properly treated as independent contractors under all applicable Laws. Employees of each Company classified as exempt under the Fair Labor Standards Act and state and local wage and hour laws are properly classified as exempt. There are no Actions against either Company pending, or to Sellers’ Knowledge, threatened to be brought or filed, by or with any Governmental Authority or arbitrator in connection with the employment of any current or former applicant, employee, consultant, volunteer, intern or independent contractor of such Company, including, without limitation, any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay, wage and hours or any other employment related matter arising under applicable Laws.

(d)               Each Company has materially complied with the WARN Act, and there have not been any mass layoffs, or other terminations of employees of either Company, separately or in the aggregate, at any time which would create any obligations upon, or liabilities for, Buyer under the WARN Act. Further, Sellers have no plans to undertake any action that would trigger the WARN Act, including any mass layoffs, or other terminations of employees of either Company at any time which would create any obligations upon, or liabilities for, Buyer under the WARN Act.

(e)                Each Company has made available all employment verification paperwork, including Form I-9s, required by the Immigration Reform and Control Act of 1986 (“IRCA”) in its possession for the employees hired prior to the date of this Agreement, and has materially complied with the applicable anti-discrimination provisions of IRCA. This Section 3.20(e) constitutes the sole representation and warranty by Sellers concerning IRCA and matters related to IRCA.

Section 3.21         Taxes.

(a)                (i) All Tax Returns relating to income Taxes and all other material Tax Returns which are required to be filed by a Company on or before the Closing Date have been or will be filed by the Closing Date; (ii) all such Tax Returns are or will be true, correct and complete in all material respects; (iii) all Taxes of each Company due and owing by the Closing Date (whether or not shown on any Tax Return) have been or will be paid in full by the Closing Date; and (iv) all withholding Tax requirements imposed on or with respect to a Company on or before the Closing Date have been or will be satisfied in full in accordance with all Laws by the Closing Date.

(b)               As of the date of this Agreement, there is not in force (i) any extension of time with respect to the due date for the filing of any Tax Return by or with respect to a Company or (ii) any waiver or agreement for any extension of time for the assessment or payment of any Tax by or with respect to a Company.

(c)                No outstanding claim, assessment or deficiency against a Company for any Taxes has been asserted in writing by any Governmental Authority.

33

(d)               There is no existing Tax sharing agreement that may or will require that any payment be made by a Company on or after the Closing Date.

(e)                There is no contract, agreement, plan or arrangement covering any Person that, individually or in the aggregate, as a consequence of the transactions contemplated by this Agreement or otherwise, could give rise to the payment of any amount (or the accelerated vesting of any amount) that would not be deductible by reason of Section 280G of the Code or subject to an excise tax under Section 4999 of the Code.

(f)                No federal, state, local or foreign audits or other administrative proceedings, or court proceedings are presently in progress or pending with regard to any material Taxes or material Tax Returns of a Company.

(g)                No Company is liable for (i) Taxes of any predecessor or (ii) Taxes of any other Person (except for such Company) under Treasury Regulations Section 1.1502-6.

(h)               No Company is (and never has been) a “United States real property corporation” within the meaning of Code Section 897(c)(2).

(i)                 No Company, for any taxable year not closed by the applicable statute of limitations, has entered into a transaction that is a “listed transaction” (irrespective of the effective date) within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

(j)                 To Sellers’ Knowledge, neither Company will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:

(i)                 change in method of accounting for a taxable period ending on or prior to the Closing Date;

(ii)               “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date;

(iii)             intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law);

(iv)             installment sale or open transaction disposition made on or prior to the Closing Date; or

(v)               prepaid amount received on or prior to the Closing Date.

(k)               Each Company is, and at all times since the date of filing of its articles of incorporation with the Office of the Secretary of State of Texas (its “Date of Formation”) has been, a validly electing S corporation, within the meaning of Sections 1361 and 1362 of the Code, and, to the extent available, a validly electing S corporation since its Date of Formation for each state in which it files state income Tax Returns. All of the Companies’ shareholders are and have been since the Date of Formation eligible S corporation shareholders within the meaning of Code Sections 1361(b)(1)(B), 1361(c)(2) and 1361(c)(6). Each Company will be a valid S corporation up to and including the Closing Date.

34

(l)                 No Company has, in the past five years (i) acquired assets from another corporation in a transaction in which either Company’s Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or (ii) acquired the stock of any entity that is a qualified subchapter S subsidiary.

(m)             There are no liens for Taxes (other than Taxes not yet due and payable) on any of the assets of the Companies.

Section 3.22         Books and Records. The minute books and stock record books of each Company, all of which have been made available to Buyer, are complete and correct in all material respects and have been maintained in accordance with sound business practices. The minute books of each Company contain accurate and complete records of all meetings, and actions taken by written consent, of the shareholders, the board of directors and any committees of the board of directors of such Company, and no meeting, or action taken by written consent, of any such shareholders, board of directors or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Companies.

Section 3.23         Brokers. Except for Glaucon Capital Partners, LLC, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Sellers or the Companies. For clarification, Glaucon Capital Partners, LLC has notified the parties that it has entered into a commission sharing arrangement with BOK Financial Securities, Inc., a brokerage affiliate of BOKF, NA, related to this transaction. Neither the Sellers nor the Companies are responsible for the payment of any fees to BOK Financial Securities, Inc.

Section 3.24         Outstanding Debt. Schedule 3.24 sets forth all of the Outstanding Debt as of the date of this Agreement (the “Estimated Outstanding Debt”), and a spreadsheet showing the name of each lender and the amount of Outstanding Debt owed thereto. Except as set forth on Schedule 3.24, as of the date of this Agreement, the Companies have no other Debt related to or associated with the Business or otherwise.

Section 3.25         Product and Services Warranties.

(a)                Except as disclosed in Schedule 3.25(a), to Sellers’ Knowledge the goods manufactured, installed, sold, maintained, repaired or otherwise provided and the services performed by or on behalf of (including by third party contractors or subcontractors or other Representatives of) the Companies prior to the Closing have complied in all material respects with, and conformed in all material respects to, all applicable (i) Law, (ii) Contracts, and (iii) express or implied warranties made by or on behalf of, or otherwise imposed upon, the Companies.

(b)               Except as disclosed in Schedule 3.25(b), to Sellers’ Knowledge all such goods provided and services performed by or on behalf of (including by third party contractors or subcontractors or other Representatives of) the Companies prior to the Closing were not and are not subject to, and to Sellers’ Knowledge, no Company or any Representative could have any material liability under any legal, equitable, or statutory theory to any Person as a result of the provision of such goods or the performance of such services, under any written guaranty, warranty, or other indemnity other than the applicable master service agreements which are listed in Schedule 3.08(a).

35

Section 3.26         Bank Accounts. Schedule 3.26 lists each bank, financial institution, trust company or other institution with which any Company maintains an account or safe deposit box and accurately identifies for each such account, the type of account (e.g. checking account, payroll, etc.) and the names of all individuals authorized to draw thereon or have access thereto.

Article IV
REPRESENTATIONS AND WARRANTIES OF SELLERS

Each Seller, severally and solely as to itself, but not jointly with the other Sellers, represents and warrants to Buyer that the statements contained in this Article IV are true and correct as of the date hereof and as of the Closing Date. Such Seller acknowledges that Buyer is relying on the following representations and warranties in entering into this Agreement.

Section 4.01         Organization and Authority of Each Seller. Such Seller is a trust duly organized, validly existing and in good standing under the Laws of the State of its jurisdiction of organization. Such Seller has full power and authority to enter into this Agreement and the other Transaction Documents to which such Seller is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by such Seller of this Agreement and any other Transaction Document to which such Seller is a party, the performance by such Seller of its obligations hereunder and thereunder and the consummation by such Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite trust action on the part of such Seller. This Agreement has been duly executed and delivered by such Seller, and (assuming due authorization, execution and delivery by Buyer and each other Seller) this Agreement constitutes a legal, valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms, subject to Creditors’ Rights. When each other Transaction Document to which such Seller is or will be a party has been duly executed and delivered by such Seller (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of such Seller enforceable against it in accordance with its terms, subject to Creditors’ Rights.

Section 4.02         No Conflicts; Consents. Except for the transfer restrictions under the Shareholders’ Agreements, which have been waived by each of the parties thereto, the execution, delivery and performance by such Seller of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of such Seller or the trustees or beneficiaries of such Seller; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to such Seller or the trustees or beneficiaries of such Seller; or (c) require the consent, notice or other action by any Person under any Contract to which such Seller or any trustee or beneficiary of such Seller is a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to such Seller or its Affiliates in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, except for such filings as may be required under the HSR Act.

36

Section 4.03         Title to Equity Interests. Schedule 3.3(a) accurately reflects the Shares owned beneficially and of record by such Seller as of the date hereof. All of the Shares owned by such Seller are owned by such Seller free and clear of all Encumbrances, other than (a) restrictions on transfer that may be imposed by state or federal securities laws and (b) restrictions under the Shareholders’ Agreements, which have been waived by each of the parties thereto. Upon delivery of conveyance documents reasonably requested by Buyer, such Seller at the Closing will transfer valid title to all of the issued and outstanding Shares owned by such Seller to Buyer, free and clear of all liens, other than restrictions on transfer that may be imposed by state or federal securities laws. Except as set forth on Schedule 3.02(c), such Seller does not own (beneficially or of record) any other Equity Interests in either Company.

Section 4.04         Legal Proceedings. There are no Actions pending or, to the actual knowledge of such Seller, threatened (a) against or by such Seller affecting the Business or any of the Companies’ properties or assets; or (b) against or by such Seller that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To the actual knowledge of such Seller, no event has occurred or circumstances exist that may reasonably be expected to give rise to, or serve as a basis for, any such Action.

Section 4.05         Investment Purpose.

(a)                The shares of Sterling Commons Stock (and if applicable, the Promissory Note in respect of such Seller) are being acquired for such Seller’s own account or the account of its affiliates, and with no present intention of distributing the shares of Sterling Commons Stock (or if applicable, the Promissory Note in respect of such Seller) or any part thereof, and such Seller has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the securities laws of the United States of America or any state, without prejudice, however, to such Seller’s right at all times to sell or otherwise dispose of all or any part of the shares of Sterling Common Stock under a registration statement under the Securities Act and applicable state securities Laws or under an exemption from such registration available thereunder (including, if available, Rule 144 promulgated under the Securities Act). If such Seller should in the future decide to dispose of any of its shares of Sterling Common Stock (or if applicable, the Promissory Note in respect of such Seller), such Seller understands and agrees (i) that it may do so only (A) in compliance with the Securities Act and applicable state securities laws, as then in effect, or pursuant to an exemption therefrom or (B) in the manner contemplated by any registration statement pursuant to which such securities are being offered, and (ii) that stop-transfer instructions to that effect will be in effect with respect to such securities.

(b)               Such Seller is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act and the investment by such Seller in Buyer is for its own account and not for the account of others. The shares of Sterling Common Stock (and if applicable, the Promissory Note in respect of such Seller) are being acquired for investment and with no intention of distributing or reselling such shares or any portion thereof or interest therein in any transaction which would be a violation of the securities laws of the United States of America or any state or foreign country or jurisdiction.

(c)                Such Seller has been given reasonable access to full and fair disclosure of all material information regarding Buyer and the shares of Sterling Common Stock (and if applicable, the Promissory Note in respect of such Seller), including reasonable access to the books and records of Buyer. Such Seller acknowledges and agrees that it has been provided, to its full satisfaction, with the opportunity to ask questions concerning the terms and conditions of an investment in Buyer.

37

(d)               Such Seller understands that the shares of Sterling Common Stock (and if applicable, the Promissory Note in respect of such Seller) are “restricted securities” and have not been registered under the Securities Act or any applicable state securities laws. Such Seller acknowledges that the shares of Sterling Common Stock (and if applicable, the Promissory Note in respect of such Seller) will bear a restrictive legend to that effect. Such Seller acknowledges and agrees that such Seller must bear the economic risk of this investment indefinitely, that the shares of Sterling Common Stock (and if applicable, the Promissory Note in respect of such Seller) acquired by such Seller hereunder may not be sold or transferred or offered for sale or transfer by it without registration under the Securities Act and any applicable state securities or Blue Sky laws or the availability of exemptions therefrom.

(e)                Such Seller has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the shares of Sterling Common Stock, and has so evaluated the merits and risks of such investment. In this regard such Seller has relied solely upon professional financial, legal and other advisors selected by and fully satisfactory to such Seller, and has not relied upon Buyer or any of its advisors. Such Seller is able to bear the economic risk of an investment in the shares of Sterling Common Stock (and if applicable, the Promissory Note in respect of such Seller) and, at the present time and in the foreseeable future, is able to afford a complete loss of such investment.

(f)                Such Seller understands that the shares of Sterling Common Stock (and if applicable, the Promissory Note in respect of such Seller) are being offered and sold to such Seller in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Seller’s compliance with, the representations, warranties, agreements, acknowledgments and understandings, which are true, correct and complete, of such Seller set forth herein in order to determine the availability of such exemptions and the eligibility of the Seller to acquire the shares of Sterling Common Stock (and if applicable, the Promissory Note in respect of such Seller).

(g)                Such Seller represents that it has not entered into any “short sales” (as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act of 1934), whether or not against the box, nor any forward sale contracts, options, puts, calls, short sales or “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) nor any other similar arrangements, or sales and other transactions through non-U.S. broker dealers or foreign regulated brokers (any of the foregoing, an “Indirect Sale”) of or related to the Sterling Common Stock since the time it first began discussions with Buyer about the transactions contemplated by this Agreement.

Article V
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Sellers that the statements contained in this Article V are true and correct as of the date hereof and as of the Closing Date. Buyer acknowledges that Sellers are relying on the following representations and warranties in entering into this Agreement.

38

Section 5.01         Organization and Authority of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the state of Delaware. Buyer has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any other Transaction Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Sellers) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms. When each other Transaction Document to which Buyer is or will be a party has been duly executed and delivered by Buyer (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of Buyer enforceable against it in accordance with its terms.

Section 5.02         No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of Buyer; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Buyer; or (c) except as set forth in Schedule 3.04 and Schedule 4.02, require the consent, notice or other action by any Person under any Contract to which Buyer is a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, except for such filings as may be required under the HSR Act and such consents, approvals, Permits, Governmental Orders, declarations, filings or notices which, in the aggregate, would not prevent, enjoin or otherwise materially delay Buyer’s ability to consummate the transactions contemplated by this Agreement.

Section 5.03         Investment Purpose. Buyer is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Shares are not registered under the Securities Act or any state securities laws, and that the Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. Buyer is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act and/or has knowledge and experience in financial and business matters such that it is capable of evaluating the risks and merits of the investment in and of protecting its own interests in connection with the Shares.

Section 5.04         Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Buyer, excluding the Financing contemplated hereby (for which Buyer shall be solely responsible for all fees and commissions).

39

Section 5.05         SEC Documents.

(a)                Buyer has timely filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission since December 31, 2013 (collectively, the “SEC Documents”). Except to the extent corrected by subsequently filed SEC Documents filed on or prior to the date hereof, as of their respective dates of filing (except, in the case of registration statements, solely on the date of effectiveness), the SEC Documents (a) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(b)               The audited and unaudited financial statements and any notes thereto or schedules included in the SEC Documents were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q) and fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position and status of the business of Buyer as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

Section 5.06         Capitalization. The authorized capital stock of Buyer consists solely of (i) 28,000,000 shares of Sterling Common Stock, of which approximately 25,000,000 shares are issued as of the close of business two Business Days prior to the date of this Agreement and (ii) 1,000,000 shares, par value $0.01 per share, of preferred stock, of which none are issued. As of the Closing Date, the Common Stock Consideration will constitute less than 10% of the total outstanding shares of Sterling Common Stock.

Section 5.07         Funding of Consideration.

(a)                On the Closing Date, Buyer shall have sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Closing Cash Consideration and consummate the transactions contemplated by this Agreement. On the dates that the Deferred Payments and Earn-Out Payments are due, Buyer shall have sufficient cash on hand or other sources of immediately available funds to enable it to make such Deferred Payments or Earn-Out Payments, as applicable.

(b)               Upon issuance in accordance with this Agreement, all shares of Sterling Common Stock issued in accordance with the terms of this Agreement as the Common Stock Consideration will be duly and validly issued, fully paid and nonassessable, and free of preemptive rights, will be issued in accordance with all applicable securities laws and will be approved for listing on The NASDAQ Global Select Market subject only to official notice of issuance. Upon their receipt of such shares, Sellers will acquire good, marketable and valid title to all of such shares, free and clear of any Encumbrances (other than transfer restrictions under the federal securities laws).

Section 5.08         Legal Proceedings. There are no Actions pending or, to Buyer’s knowledge, threatened against or by Buyer or any Affiliate of Buyer that challenge or seek to prevent, enjoin or otherwise materially delay Buyer’s ability to consummate the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise or serve as a basis for any such Action.

40

Article VI
COVENANTS

Section 6.01         Conduct of Business Prior to the Closing. From the date hereof until the Closing, except as otherwise provided in this Agreement or consented to in writing by Buyer (which consent shall not be unreasonably withheld or delayed), Sellers shall, and shall cause the Companies to, (x) conduct the Business in the Ordinary Course; and (y) use commercially reasonable efforts to maintain and preserve intact the current organization, business and franchise of the Companies and to preserve the rights, franchises, goodwill and relationships of their employees, consultants, independent contractors, customers, lenders, suppliers, subcontractors, regulators and others having business relationships with the Companies. Without limiting the foregoing, from the date hereof until the Closing Date, Sellers shall:

(a)                cause each Company to preserve and maintain all of its Permits;

(b)               cause each Company to pay its debts, Taxes and other obligations when due;

(c)                cause each Company to maintain the properties and assets owned, operated or used by such Company in the same condition as they were on the date of this Agreement, subject to reasonable wear and tear;

(d)               cause each Company to continue in full force and effect without modification all Insurance Policies, except as required by applicable Law;

(e)                cause each Company to defend and protect its properties and assets from infringement or usurpation;

(f)                cause each Company to perform all of its material obligations under all Contracts relating to or affecting its properties, assets or business;

(g)                cause each Company to maintain its books and records in accordance with past practice;

(h)               cause each Company to comply in all material respects with all applicable Laws;

(i)                 not amend or modify the charter documents or other corporate governance documents of the Companies, issue or agree to issue or repurchase or agree to repurchase any shares of capital stock of either of the Companies, or declare, make or pay any non-cash dividend or other non-cash distribution other than the dividends of cash and cash equivalents permitted pursuant to this Section 6.01;

(j)                 not create any subsidiary, acquire any Equity Interests of any corporation or acquire any equity or ownership interest in any business or entity;

(k)               not waive, release, settle or compromise, or cause the Companies to waive, release, settle or compromise, any pending or threatened Action relating to the Companies or the Business;

(l)                 cause each Company not to accelerate the vesting or payment of any compensation or benefit for any employee, officer, director, consultant or independent contractor, whether past or present, or promise or commit to undertake any of the foregoing;

41

(m)             cause each Company not to pay or agree to pay any additional pension, retirement allowance or other benefit or compensation under any Company Benefit Plan to any employee, officer, director, consultant, or independent contractor, whether past or present, or promise or commit to undertake any of the foregoing;

(n)               except as required by applicable Law, cause each Company not to (i) adopt, commence participation in or become subject to any Liability with respect to any Benefit Plan, (ii) amend, suspend, terminate participation in, withdraw from, cease contributing to or terminate any Company Benefit Plan, or (iii) increase the compensation or benefits provided or to be provided under any Company Benefit Plan, or promise or commit to undertake any of the foregoing;

(o)               cause each Company not to enter into, become a party to or other become subject to Liability with respect a collective bargaining agreement or similar agreement, or promise or commit to undertake any of the foregoing;

(p)               cause each Company not to hire (i) any employee or retain any consultant or independent contractor (but excluding immaterial subcontractors and regularly recurring subcontractors) having an annual base salary or annual fees in excess of $100,000 or (ii) terminate any employee, consultant or independent contractor (but excluding subcontractors) other than in the Ordinary Course;

(q)               cause each Company not to take any action that may result in WARN Act liability;

(r)                 cause each Company to maintain supplies and inventory at levels that are in the Ordinary Course, and maintain equipment and other assets in a state of repair, order and condition consistent with past practices, subject to reasonable wear and tear; and

(s)                cause each Company (i) not to enter into any agreement or commitment to take or permit any action prohibited to be taken or permitted by the foregoing provisions of this Section 6.01 and (ii) not to take or permit any action that would cause any of the changes, events or conditions described in Section 3.07 to occur.

Notwithstanding anything to the contrary set forth in this Agreement, on or before the Closing Date, Sellers shall have the right to cause the Companies to distribute to Sellers all cash and cash equivalents of the Companies; provided that Sellers conduct, and cause the Companies to conduct the Business in the Ordinary Course and otherwise comply with this Section 6.01 with respect to all other assets of the Business.

Section 6.02         Access to Information. From the date hereof until the Closing, Sellers shall, and shall cause each Company to, (a) afford Buyer and its Representatives full and free access to and the right to inspect all of the Real Property, properties, assets, premises, books and records, Contracts and other documents and data related to each Company; (b) furnish Buyer and its Representatives with such financial, operating and other data and information related to each Company as Buyer or any of its Representatives may reasonably request; and (c) instruct the Representatives of Sellers and each Company to cooperate with Buyer in its investigation of such Company. Any investigation pursuant to this Section 6.02 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Companies. No investigation by Buyer or other information received by Buyer shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Sellers in this Agreement. Buyer acknowledges that they remain bound by the Confidentiality Agreement and that all information obtained by them as a result of access under this Section 6.02 shall be subject to the Confidentiality Agreement.

42

Section 6.03         No Solicitation of Other Bids.

(a)                Sellers shall not, and shall not authorize or permit any of its Affiliates (including the Companies) or any of its or their Representatives to, directly or indirectly, (i) encourage, solicit, initiate, facilitate or continue inquiries regarding an Acquisition Proposal; (ii) enter into discussions or negotiations with, or provide any information to, any Person concerning a possible Acquisition Proposal; or (iii) enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal. Sellers shall immediately cease and cause to be terminated, and shall cause its Affiliates (including the Companies) and all of its and their Representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, an Acquisition Proposal. For purposes hereof, “Acquisition Proposal” shall mean any inquiry, proposal or offer from any Person (other than Buyer or any of its Affiliates) concerning (i) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving either Company; (ii) the issuance or acquisition of shares of capital stock or other equity securities of either Company; or (iii) the sale, lease, exchange or other disposition of any significant portion of either Company’s properties or assets.

(b)               In addition to the other obligations under this Section 6.03, Sellers shall promptly (and in any event within three Business Days after receipt thereof by Sellers or its Representatives) advise Buyer orally and in writing of any Acquisition Proposal, any request for information with respect to any Acquisition Proposal, or any inquiry with respect to or which could reasonably be expected to result in an Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person making the same.

(c)                Sellers agree that the rights and remedies for noncompliance with this Section 6.03 shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to Buyer and that money damages would not provide an adequate remedy to Buyer.

Section 6.04         Notice of Certain Events.

(a)                From the date hereof until the Closing, Sellers’ Representative shall promptly notify Buyer in writing of:

(i)                 any fact, circumstance, event or action the existence, occurrence or taking of which (A) has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (B) has resulted in, or could reasonably be expected to result in, any representation or warranty made by Sellers hereunder not being true and correct in any material respect or (C) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Section 8.02 to be satisfied;

43

(ii)               any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(iii)             any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

(iv)             any Actions commenced or, to actual knowledge of Sellers or Principals, threatened against, relating to or involving or otherwise affecting Sellers or the Company that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.16 or that relates to the consummation of the transactions contemplated by this Agreement.

(b)               Subject to Section 6.22, Buyer’s receipt of information pursuant to this Section 6.04 shall not operate as a waiver of any condition set forth in Section 8.02, and shall not restrict in any way any termination right of Buyer pursuant to Section 10.02.

Section 6.05         Resignations. Sellers shall deliver to Buyer written resignations, effective as of the Closing Date, of the officers and directors of each Company.

Section 6.06         Confidentiality. From and after the Closing, each Seller and Principal shall, and shall cause its Affiliates to, hold in confidence any and all information, whether written or oral, concerning either Company, except to the extent that such Seller or Principal can show that such information (a) is generally available to and known by the public through no fault of any Seller, Principal, or any of its respective Affiliates or any of their respective Representatives; or (b) is lawfully acquired by such Seller, Principal, or any of its respective Affiliates or any of their respective Representatives from and after the Closing from sources which, to such Person’s actual knowledge, are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If a Seller, Principal, or any of their respective Affiliates are compelled to disclose any information by judicial or administrative process or by other requirements of Law, such Seller or Principal shall promptly notify Buyer in writing (provided that such notice is legally permitted) so that Buyer may seek, at Buyer’s sole cost, a protective order or other appropriate remedy. If, in the absence of a protective order or other remedy or the receipt of a waiver from Buyer, such Seller or Principal is nonetheless legally required to disclose such information, such Seller or Principal may without liability hereunder, disclose only that portion of such information which such Seller or Principal is advised by its counsel in writing is legally required to be disclosed.

Section 6.07         Non-competition; Non-solicitation.

(a)                In order to induce Buyer to enter into this Agreement, for the period commencing on the Closing and ending seven years thereafter (the “Restricted Period”), other than on behalf of Buyer or its Affiliates (including the Companies), no Seller or Principal shall, nor shall such Seller or Principal directly or indirectly through its Affiliates or otherwise, (i) engage in or assist others in engaging; (ii) have an interest in any Person that engages, directly or indirectly, in any capacity, including as a partner, shareholder, member, investor, manager, employee, principal, agent, trustee or consultant; or (iii) advise, lend money to, guarantee the debts or obligations of, or permit its name or any part thereof to be used or employed by any Person that engages, directly or indirectly in any business carried on within the Territory which is the same or substantially the same as all or any part of the Restricted Business. Notwithstanding the foregoing, a Seller or Principal may own, directly or indirectly, solely as an investment, securities of any Person traded on any national securities exchange if such Seller or Principal is not a controlling Person of, or a member of a group which controls, such Person and does not, directly or indirectly, own 2% or more of any class of securities of such Person.

44

(b)               During the Restricted Period, no Seller or Principal shall, nor shall such Seller or Principal directly or indirectly through its Affiliates or otherwise, in any capacity, including as a partner, shareholder, member, investor, manager, employee, principal, agent, trustee or consultant (i) contact or cause, induce or encourage any material actual or prospective client, customer, supplier or licensor of the Restricted Business (including any existing or former client or customer of the Companies and any Person that becomes a client or customer of the Restricted Business after the Closing), or any other Person who has a material business relationship with the Restricted Business, to terminate or modify any such actual or prospective relationship or otherwise interfere with such relationship or (ii) accept any business in the Territory from or supply any goods or services in the Territory to any material actual or prospective client, customer, supplier or licensor of the Restricted Business (including any existing or former client or customer of the Companies and any Person that becomes a client or customer of the Restricted Business after the Closing).

(c)                During the Restricted Period, no Seller or Principal shall, nor shall such Seller or Principal directly or indirectly through its Affiliates or otherwise, hire or solicit any employee of either Company or encourage any such employee to leave such employment or hire any such employee who has left such employment, except pursuant to a general solicitation which is not directed specifically to any such employees; provided that nothing in this Section 6.07(c) shall prevent a Seller, Principal or any of their respective Affiliates from hiring any employee whose employment has been terminated by Buyer or either Company if at least one year has elapsed from the date of such employment; and provided, further, that the foregoing shall not restrict any Seller or Principal from providing career or employment advice to any of his immediate family members who are currently employed by the Company, so long as in doing so (or otherwise) he does not (x) take any of the actions in this Section 6.07(c) with respect to any company or business he has an economic ownership or other interest in or (y) encourage or induce any such family member to be employed or otherwise engaged by a Person engaged in the Restricted Business.

(d)               Each Seller and Principal acknowledges that a breach or threatened breach of this Section 6.07 would give rise to irreparable harm to Buyer, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by such Seller or Principal of any such obligations, Buyer shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

(e)                Each Seller and Principal acknowledges that the restrictions contained in this Section 6.07 are reasonable and necessary to protect the legitimate interests of Buyer and constitute a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 6.07 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable Law. The covenants contained in this Section 6.07 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

45

(f)                If there is one or more defaults in the payment of Earn-Out Payments and/or the Deferred Payments in an amount of $500,000.00 or more and such default continues for a period of three months, then, in addition to, and not in lieu of, all other rights and remedies of Sellers, the covenants and agreements of Sellers set forth in this Section 6.07 shall automatically terminate and become null and void.

(g)                For purposes of this Section 6.07, the term “Affiliate” shall also include immediate family members of a Seller or Principal.

Section 6.08         Governmental Approvals and Consents.

(a)                Each party hereto shall, as promptly as possible, (i) make, or cause or be made, all filings and submissions (including those under the HSR Act, which filings shall be made no later than 15 Business Days after the date of this Agreement and shall request “early termination” of the waiting period) required under any Law applicable to such party or any of its Affiliates; and (ii) use commercially reasonable efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Governmental Authorities that may be or become necessary for its execution and delivery of this Agreement and the performance of its obligations pursuant to this Agreement and the other Transaction Documents. Each party shall cooperate fully with the other party and its Affiliates in promptly seeking to obtain all such consents, authorizations, orders and approvals. The parties hereto shall not willfully take any action that will have the effect of delaying, impairing or impeding the receipt of any required consents, authorizations, orders and approvals.

(b)               Sellers and Buyer shall use commercially reasonable efforts to give all notices to, and obtain all consents from, all third parties that are described in Schedule 3.04 and Schedule 4.02.

(c)                Without limiting the generality of the parties’ undertakings pursuant to clauses (a) and (b) above, each of the parties hereto shall use all commercially reasonable efforts to:

(i)                 respond to any inquiries by any Governmental Authority regarding antitrust or other matters with respect to the transactions contemplated by this Agreement or any agreement or document contemplated hereby;

(ii)               avoid the imposition of any Governmental Order or the taking of any action that would restrain, alter or enjoin the transactions contemplated by this Agreement or any agreement or document contemplated hereby; and

(iii)             in the event any Governmental Order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement or any agreement or document contemplated hereby has been issued, to have such Governmental Order vacated or lifted.

(d)               If any consent, approval or authorization necessary to preserve any right or benefit under any Contract to which the Company is a party is not obtained prior to the Closing, Sellers shall, subsequent to the Closing, reasonably cooperate with Buyer and the Companies in attempting to obtain such consent, approval or authorization as promptly thereafter as practicable without Sellers incurring any monetary obligations.

46

(e)                All analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals made by or on behalf of either party before any Governmental Authority or the staff or regulators of any Governmental Authority, in connection with the transactions contemplated hereunder (but, for the avoidance of doubt, not including any interactions between Sellers or the Companies with Governmental Authorities in the Ordinary Course, any disclosure which is not permitted by Law or any disclosure containing confidential information) shall be disclosed to the other party hereunder in advance of any filing, submission or attendance, it being the intent that the parties will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any such analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals. Each party shall give notice to the other party with respect to any meeting, discussion, appearance or contact with any Governmental Authority or the staff or regulators of any Governmental Authority, with such notice being sufficient to provide the other party with the opportunity to attend and participate in such meeting, discussion, appearance or contact. Buyer, after consultation with Sellers’ Representative, shall take the lead in determining strategy for conducting such meetings, discussions, appearances and contacts.

(f)                Notwithstanding the foregoing, nothing in this Section 6.08 shall require, or be construed to require, Buyer or any of its Affiliates to agree to (i) sell, hold, divest, discontinue or limit, before or after the Closing Date, any assets, businesses or interests of Buyer, the Companies or any of their respective Affiliates; (ii) any conditions relating to, or changes or restrictions in, the operations of any such assets, businesses or interests which, in either case, could reasonably be expected to result in a Material Adverse Effect or materially and adversely impact the economic or business benefits to Buyer of the transactions contemplated by this Agreement; or (iii) any material modification or waiver of the terms and conditions of this Agreement.

Section 6.09         Books and Records.

(a)                In order to facilitate the resolution of any claims made against or incurred by Sellers prior to the Closing, or for any other reasonable purpose, for a period of seven years after the Closing, Buyer shall:

(i)                 retain the books and records (including personnel files) of the Company relating to periods prior to the Closing in a manner reasonably consistent with the prior practices of Buyer; and

(ii)               upon reasonable notice, afford the Representatives of Sellers reasonable access (including the right to make, at Sellers’ expense, photocopies), during normal business hours, to such books and records;

provided, however, that any books and records related to Tax matters shall be retained pursuant to the periods set forth in Article VII.

(b)               In order to facilitate the resolution of any claims made by or against or incurred by Buyer or the Company after the Closing, or for any other reasonable purpose, for a period of three years following the Closing, each Seller shall:

47

(i)                 retain the books and records (including personnel files) of such Seller which relate to the Company and its operations for periods prior to the Closing; and

(ii)               upon reasonable notice, afford the Representatives of Buyer or the Company reasonable access (including the right to make, at Buyer’s expense, photocopies), during normal business hours, to such books and records;

provided, however, that any books and records related to Tax matters shall be retained pursuant to the periods set forth in Article VII.

(c)                Neither Buyer nor Sellers shall be obligated to provide another party with access to any books or records (including personnel files) pursuant to this Section 6.09 where such access would violate any Law.

Section 6.10         Closing Conditions. From the date hereof until the Closing, each party hereto shall, and Sellers shall cause the Company to, use commercially reasonable efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in Article VIII.

Section 6.11         Public Announcements. Unless otherwise required by applicable Law or stock exchange requirements (based upon the reasonable advice of counsel) or in connection with the Financing, no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed), and the parties shall cooperate as to the timing and contents of any such announcement.

Section 6.12         Further Assurances. Following the Closing, (i) each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement, including cooperating to complete any financial statements required to be filed with the Securities and Exchange Commission; and (ii) Sellers and Sellers’ Representative shall, prior to making any Retention Payments to certain employees of the Companies, notify Buyer in writing of the amount of the applicable Retention Payment for each such employee and the date such Retention Payment is intended to be paid. The parties hereto understand and hereby agree that the funding of any payment of any Retention Payments shall come from Sellers and that Buyer shall have no financial obligation for any Retention Payments except as expressly provided in this Agreement. Should Buyer have a Tax withholding obligation under applicable Law with respect to the Retention Payments, as determined by Buyer upon the advice of legal counsel after consultation with Sellers’ Representative, then Sellers and Sellers’ Representative shall timely transfer to Buyer a sufficient amount of cash for Buyer to timely effectuate such withholding obligation.

Section 6.13         Listing of Common Stock Consideration. Buyer will use commercially reasonable efforts to list, prior to the Closing or, in any event, as soon as practicable following the Closing, on The NASDAQ Global Select Market, upon official notice of issuance, the Common Stock Consideration.

Section 6.14         Releases.

48

(a)                As of the Closing, each Seller, Principal and Sellers’ Representative hereby for itself and its successors and assigns and any Affiliates controlled thereby (other than the Companies), releases, acquits and forever discharges Buyer, the Companies and their Affiliates, the officers, directors, employees and agents thereof and their respective successors and assigns (the “Released Parties”) of and from any and all claims, demands, liabilities, responsibilities, disputes, causes of action and obligations of every nature whatsoever, liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent, that any Seller, Principal or Sellers’ Representative or their respective controlled Affiliates (other than the Companies) as of the Closing Date has, owns or holds or has at any time previously had, owned or held against such Released Parties existing as of the Closing Date; provided, however, that such release shall not cover (i) any claims against the Released Parties (other than the Companies) unrelated in any way to the Companies or the Business; (ii) any claims arising under this Agreement or any other Transaction Document; (iii) any claims arising from the gross negligence and willful acts of Buyer or their respective officers, directors, employees, agents or Representatives or under a theory of strict liability; (iv) any claims that cannot be released as a matter of law; (v) rights under any Company Benefit Plan or rights to earned but unpaid wages or compensation and unpaid vacation from a Company, in each case to the extent included in Current Liabilities in the Closing Working Capital; or (vi) any obligation by the Companies to indemnify Sellers or Principals pursuant to the organizational documents of the Companies and applicable Law as such provisions apply to any current or former directors, officers, or employees of the Companies, except to the extent Buyer is entitled to indemnification from Sellers or Principals pursuant to this Agreement regarding the same subject matter in which case the Company shall be release from, and have no obligation to indemnify Sellers or Principals pursuant to the organizational documents of the Companies and applicable Law, with respect to such subject matter. Notwithstanding the foregoing, the releases and other agreements set forth in this Section 6.14 shall not apply to or otherwise limit, restrict or affect the indemnification, exculpation and other obligations set forth in Article IX or in any other document or agreement.

(b)               As of the Closing Date and the date of this Agreement, each Seller hereby represents and warrants that neither such Seller nor any of its controlled Affiliates has previously assigned or transferred, or purported to assign or transfer, to any Person or entity whatsoever all or any part of the claims, demands, liabilities, responsibilities, disputes, causes of action or obligations released in Section 6.14(a). Each Seller covenants and agrees that neither such Seller or its controlled Affiliates will assign or transfer to any Person or entity whatsoever all or any part of the claims, demands, liabilities, responsibilities, disputes, causes of action or obligations released in Section 6.14(a). Each Seller represents and warrants that such Seller has read and understands all of the provisions of this Section 6.14 and that such Seller has been represented by legal counsel of such Seller’s own choosing in connection with the negotiation, execution and delivery of this Agreement.

49

(c)                THE RELEASE PROVIDED BY EACH SELLER, PRINCIPAL AND SELLERS’ REPRESENTATIVE PURSUANT TO SECTION 6.14(A), SUBJECT TO THE LIMITATIONS SET FORTH THEREIN, SHALL APPLY NOTWITHSTANDING THAT THE MATTER FOR WHICH RELEASE IS PROVIDED MAY RELATE TO THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE, GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR VIOLATION OF LAW BY A RELEASED PARTY, INCLUDING BUYER AND THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS, AND FOR LIABILITIES BASED ON THEORIES OF STRICT LIABILITY, AND SHALL BE APPLICABLE WHETHER OR NOT NEGLIGENCE OF THE RELEASED PARTY IS ALLEGED OR PROVEN, IT BEING THE INTENTION OF THE PARTIES TO RELEASE THE RELEASED PARTY FROM AND AGAINST ITS ORDINARY, SOLE AND CONTRIBUTORY NEGLIGENCE AND GROSS NEGLIGENCE AS WELL AS LIABILITIES BASED ON THE WILLFUL ACTIONS OR OMISSIONS OF THE RELEASED PARTY AND LIABILITIES BASED ON THEORIES OF STRICT LIABILITY.

(d)               As of the Closing, Buyer hereby for itself and its successors and assigns and any Affiliates controlled thereby (including the Companies) (the “Buyer Releasing Parties”), releases, acquits and forever discharges Sellers and Principals and their respective successors and assigns (the “Seller Released Parties”) of and from any and all claims, demands, liabilities, responsibilities, disputes, causes of action and obligations of every nature whatsoever, liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent, that any Buyer Releasing Party as of the Closing Date has, owns or holds or has at any time previously had, owned or held against such Seller Released Parties existing as of the Closing Date; provided, however, that such release shall not cover (i) any claims against the Seller Released Parties unrelated in any way to the Companies or the Business; (ii) any claims arising under this Agreement or any other Transaction Document; (iii) any claims arising from the willful acts of the Seller Released Parties; or (iv) any claims that cannot be released as a matter of law.

Section 6.15         Repayment of Debt; Release of Encumbrances. Before or at the Closing, Sellers shall, and shall cause the Companies, to take all actions necessary to repay or release each Company and Seller, as applicable, from any Outstanding Debt pursuant to Section 2.03(a) and to deliver to Buyer appropriate documentation relating to such repayment, if applicable (the “Payoff Documents”), and evidencing the release of all Encumbrances related thereto, if applicable. At least three Business Days prior to the Closing, Sellers’ Representative shall deliver to Buyer an updated list of Outstanding Debt as that required pursuant to Schedule 3.24.

Section 6.16         Guarantees. After the Closing, Buyer shall indemnify each Seller or Principal from and against any liability as guarantor in respect of the guaranties of Company obligations set forth on Schedule 6.16, full and correct copies of which guaranties and Company obligations have been delivered to Buyer prior to the date of this Agreement. Following the Closing, Buyer will use commercially reasonable efforts to obtain the release of Seller from all guarantees of Company obligations. Sellers shall reimburse Buyer and the Companies for all reasonable costs incurred by Buyer and the Companies in obtaining the release of Sellers from all guarantees of Company obligations that are not listed by Sellers on Schedule 6.16.

Section 6.17         Affiliate Contracts. Prior to or concurrently with the Closing, Sellers shall, and shall cause their respective Affiliates to, terminate all Affiliate Contracts, except the Affiliate Contracts set forth on Schedule 6.17.

50

Section 6.18         Intercompany Payables and Intercompany Receivables. Prior to the Closing, Sellers shall (and shall cause their respective Affiliates, if applicable, to) cancel and extinguish any and all payables owed by any of the Companies to any Seller or any Affiliate of a Seller (other than the Companies) and all receivables owed to any of the Companies by any Seller or any Affiliate of a Seller (other than the Companies), in each case as determined in accordance with GAAP.

Section 6.19         Financing. Each Seller agrees to provide such assistance (and to cause the Companies and their respective personnel and advisors to provide such assistance) with the Financing as is reasonably requested by Buyer. Without limiting the foregoing, such assistance shall include the following: (i) participation in, and assistance with, the marketing efforts related to the Financing; (ii) participation by senior management of the Companies in, and assistance with, the preparation of rating agency presentations and meetings with rating agencies; (iii) timely delivery to Buyer and the Financing Sources of the needed or reasonably requested financing information and deliverables; (iv) participation by senior management of the Companies in the negotiation of, and the execution and delivery of, the Financing Documents; (v) if requested, execution and delivery from time to time such subordination agreements, inter-creditor agreements or other documents as shall from time to time be required by Financing Sources, in each case in the customary form then required by the applicable Financing Source as related to the Promissory Notes and reasonably acceptable to each Seller, (vi) taking such actions as are reasonably requested by Buyer or the Financing Sources to facilitate the satisfaction on a timely basis of all conditions precedent to obtaining the Financing; and (vii) using their commercially reasonable efforts to cause their independent auditors to cooperate with the Financing, including by providing the auditor assistance. Each Seller hereby consents, and shall cause the Companies to consent, to the use of the Business’s logo in connection with the Financing. For the avoidance of doubt, the Deferred Payments and the Earn-Out Payments shall not be subordinate to any other debt or obligations of Buyer or its Affiliates.

Section 6.20         Confidentiality Agreement. Notwithstanding anything herein to the contrary or in that certain confidentiality agreement, dated as of May 26, 2016 (the “Confidentiality Agreement”), by and between Buyer and the Companies, nothing in this Agreement or the Confidentiality Agreement shall prevent Buyer or any of its subsidiaries from disclosing any information, including Financing Documents, (a) to any proposed Financing Source in connection with any proposed Financing; provided that such proposed Financing Source enters into a customary confidentiality agreement with respect to such information, (b) in an offering circular, prospectus, bank book or private placement memorandum in connection with any Financing, (c) for the purposes of establishing a “due diligence” defense in connection with any Financing, (d) with the consent of Sellers’ Representative or (e) in connection with Buyer’s reporting obligations under the Exchange Act and its obligations under the Securities Act. In addition to, and not in limitation of, the above, Buyer or any of its subsidiaries may disclose any information to any Financing Source involved in the preparation of the Financing Documents to the extent reasonably necessary to perform any diligence with respect to, or confirm the accuracy of, the Financing Documents; provided that such Financing Source enters into a customary confidentiality agreement with respect to such information.

Section 6.21         Termination of Shareholders’ Agreements and Pledge Agreements. On or prior to the Closing Date, Sellers shall terminate each of the Shareholders’ Agreements and Pledge Agreements and provide Buyer with satisfactory (in Buyer’s sole discretion not to be unreasonably withheld) evidence thereof (the “Termination Agreements”).

51

Section 6.22         Supplemental Disclosure. From time to time up to the Closing Date, Sellers will promptly supplement, amend or add to the Disclosure Schedules that it has delivered pursuant to this Agreement with respect to any matter which should have been included in the Disclosure Schedules as of the date hereof but was unintentionally omitted at such time or any matter first existing or occurring after the date hereof which, if existing or occurring at or prior to the date hereof, would have been required to be set forth or described therein or which is necessary to correct any information in the Disclosure Schedules which has been rendered inaccurate thereby. Each supplemental disclosure that is delivered to Buyer pursuant to the provisions of this Section 6.22 shall not be deemed to be a revision of the applicable representation, warranty, covenant, Disclosure Schedule, or Exhibit, as applicable; provided that, Buyer Indemnitees shall not be entitled to any indemnification with respect to such supplemental disclosure until the aggregate amount of all Losses in respect of such supplemental disclosure exceeds $750,000, in which event the Buyer Indemnitees shall be entitled to recover all such Losses in excess of $750,000, subject to the other limitations set forth in Article VIII IX. The delivery of such supplemental disclosure shall not be deemed a waiver of any condition set forth in Section 8.02 and shall not restrict in any way any termination right of Buyer pursuant to Section 10.01; provided that, for purposes of Section 10.01, “material” shall mean $100,000 or more with respect to any matter disclosed pursuant to this Section 6.22.

Section 6.23         Maintenance of Liability Insurance. From and after the Closing, Buyer shall cause the Companies to maintain liability insurance that satisfies the insurance requirements of the Contracts of the Companies.

Section 6.24         Excluded Contract Retainage.

(a)                From and after the Closing, Buyer shall cause the Companies to use commercially reasonable efforts to collect all Excluded Contract Retainage. The Companies shall not settle or compromise any Excluded Contract Retainage without the prior written consent of Sellers’ Representative (such consent not to be unreasonably withheld).

(b)               Simultaneously with the delivery of the Closing Working Capital Statement, Buyer shall prepare and deliver to Sellers’ Representative a schedule setting forth its good faith determination of (i) the Substantially Completed Contracts, (ii) the Excluded Contract Retainage related thereto and (iii) the amount of cash or cash equivalents received by Buyer with respect to such Excluded Contract Retainage prior to delivery of such schedule (net of the reasonable out-of-pocket costs of collecting any of such Excluded Contract Retainage). During the Review Period, Sellers’ Representative shall review such schedule and the examination and review provisions set forth in Section 2.04(b) shall also apply to review of such statement. Upon final and conclusive determination of which construction Contracts are Substantially Completed Contracts pursuant to the examination and review process set forth in Section 2.04 (whether by reason of the absence of any objections by Sellers’ Representative or the resolution of any disputes by Buyer and Sellers’ Representative and/or the Independent Accountant), Buyer shall, within five Business Days, pay in cash to an account designated in writing by Sellers’ Representative for further payment by Sellers’ Representative to Sellers in accordance with Sellers’ applicable Selling Percentages an amount equal to cash or cash equivalents received by Buyer or the Companies following the Closing through the date of payment with respect to any portion of the Excluded Contract Retainage. Thereafter, Buyer shall cause the Companies to transfer and pay to Sellers’ Representative for further distribution to Sellers in accordance with their Selling Percentages the amount of any Excluded Contract Retainage collected by the Companies (net of the reasonable out-of-pocket costs of collecting such Excluded Contract Retainage) within 30 days of its receipt by Buyer or the Companies.

52

Section 6.25         Director and Officer Indemnification. In the event any Principals are directors or officers of a Company following the Closing, such Company (or an Affiliate thereof) shall maintain director and officer insurance for the benefit of such Principals with respect to the Business following the Closing.

Section 6.26         Restricted Sterling Common Stock.

(a)                In order to induce Buyer to enter into this Agreement, each Seller agrees that, without the prior written consent of Buyer, such Seller will not, for one year following the Closing, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Sterling Common Stock received pursuant to this Agreement (or, if applicable, the Promissory Note in respect of such Seller), or publicly disclose the intention to make any offer, sale, pledge or disposition or (ii) enter into any Indirect Sale or any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of, or any rights (including voting rights) in respect of, such Sterling Common Stock (or, if applicable the Promissory Note) in respect of such Seller), whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Sterling Common Stock or other securities, in cash or otherwise. Such Seller consents to Buyer’s enforcing such agreement by, among other things, issuing a stop transfer order to its stock transfer agent with respect to the shares constituting the Sterling Common Stock and placing a restrictive legend giving notice thereof on any certificates representing (or in respect of any book entries as to) such shares of Sterling Common Stock (and, if applicable, the Promissory Note in respect of such Seller) during such one-year period.

(b)               Buyer shall (i) after the Closing, satisfy the current public information requirements set forth in Rule 144 (c)(1) under the Securities Act and (ii) after the first anniversary of the Closing, promptly cooperate with Sellers in taking all actions reasonably requested by Sellers to facilitate sales by Sellers in brokers’ transactions pursuant to Rule 144(f)(1)(i) under the Securities Act, including the removal of any “restrictive” legend on certificates evidencing the Common Stock Consideration and providing an opinion of counsel at Buyer’s cost if requested by the transfer agent in connection with such removal.

Article VII
TAX MATTERS

Section 7.01         Tax Covenants.

(a)                Without the prior written consent of Buyer, no Seller (nor, prior to the Closing, any Company, its Affiliates or their respective Representatives) shall, to the extent it may affect, or relate to, a Company, make, change or rescind any Tax election, amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any other transaction that would have the effect of increasing the Tax liability or reducing any Tax asset of Buyer or a Company in respect of any Post-Closing Tax Period. Each Seller agrees that Buyer is to have no liability for any Tax resulting from any action of a Seller, a Company, its Affiliates or any of their respective Representatives, and agrees to indemnify and hold harmless Buyer (and, after the Closing Date, the Companies) against any such Tax or reduction of any Tax asset, subject to the limitations on indemnification set forth in Article IX.

53

(b)               All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the other Transaction Documents (including any real property transfer Tax and any other similar Tax) shall be borne and paid fifty percent (50%) by Buyer and fifty percent (50%) by Sellers when due. Buyer shall timely file any Tax Return or other document with respect to such Taxes or fees (and Sellers shall cooperate with respect thereto as necessary).

(c)                Buyer shall prepare, or cause to be prepared, all Tax Returns required to be filed by the Companies after the Closing Date with respect to a Pre-Closing Tax Period. Any such Tax Return shall be prepared in a manner consistent with past practice (unless otherwise required by Law) and without a change of any election or any accounting method and shall be submitted by Buyer to Sellers’ Representative (together with schedules, statements and, to the extent requested by Sellers’ Representative, supporting documentation) at least 45 days prior to the due date (including extensions) of such Tax Return. If Sellers’ Representative objects to any item on any such Tax Return, it shall, within 20 days after delivery of such Tax Return, notify Buyer in writing that it so objects, specifying with particularity any such item and stating the specific factual or legal basis for any such objection. If a notice of objection shall be duly delivered, Buyer and Sellers’ Representative shall negotiate in good faith and use their reasonable best efforts to resolve such items. If Buyer and Sellers’ Representative are unable to reach such agreement within ten days after receipt by Buyer of such notice, the disputed items shall be resolved by the Independent Accountant and any determination by the Independent Accountant shall be final. The Independent Accountant shall resolve any disputed items within 20 days of having the item referred to it pursuant to such procedures as it may require. If the Independent Accountant is unable to resolve any disputed items before the due date for such Tax Return, the Tax Return shall be filed as prepared by Buyer and then amended to reflect the Independent Accountant’s resolution. The costs, fees and expenses of the Independent Accountant shall be borne equally by Buyer, on the one hand, and Sellers, on the other hand. The preparation and filing of any Tax Return of a Company that does not relate to a Pre-Closing Tax Period shall be exclusively within the control of Buyer.

(d)               None of the Companies or Sellers shall revoke any Company’s status as an S corporation within the meaning of Code Sections 1361 and 1362. None of the Companies or Sellers shall take or allow any action that would result in the termination of any Company’s status as a validly electing S corporation within the meaning of Code Sections 1361 and 1362.

(e)                From and after the Closing, the Companies and the Buyer and their Affiliates shall not, without the prior written consent of Sellers’ Representative, make or cause to be made, any amended Tax Return filing for a Company to the extent such filing, if accepted, would have the effect of increasing the Tax liability of any of the Sellers or the amount of Taxes for which the Sellers are obligated to indemnify Buyer, except to the extent required by Applicable Law after consultation with Sellers.

Section 7.02         Termination of Existing Tax Sharing Agreements. Any and all existing Tax sharing agreements (whether written or not) binding upon a Company shall be terminated as of the Closing Date. After such date neither the Companies, Sellers nor any of Sellers’ Affiliates or their respective Representatives shall have any further rights or liabilities thereunder.

54

Section 7.03         Tax Indemnification. Except to the extent treated as a liability in the calculation of Closing Working Capital and subject to the limitations on indemnification set forth in Article IX, Sellers shall indemnify the Companies, Buyer, and each Buyer Indemnitee and hold them harmless from and against (a) any Loss attributable to any breach of or inaccuracy in any representation or warranty made in Section 3.21; (b) any Loss attributable to any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking or obligation in this Article VII; (c) all Pre-Closing Taxes of the Companies or relating to the Business for all Pre-Closing Tax Periods; (d) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which a Company (or any predecessor of such Company) is or was a member on or prior to the Closing Date by reason of a liability under Treasury Regulation Section 1.1502-6 or any comparable provisions of foreign, state or local Law; (e) any Taxes and Losses with respect to Taxes arising from either Company’s failure to qualify as an “S” corporation for any Pre-Closing Tax Period; and (f) any and all Taxes of any person imposed on a Company arising under the principles of transferee or successor liability or by contract, relating to an event or transaction occurring on or before the Closing Date. In each of the above cases, such indemnification will include any reasonable out-of-pocket fees and expenses (including reasonable attorneys’ and accountants’ fees) incurred in connection therewith. Sellers shall reimburse Buyer for any Taxes of the Companies that are the responsibility of Sellers pursuant to this Section 7.03 within ten Business Days after payment of such Taxes by Buyer or its Affiliates (including the Companies).

Section 7.04         Straddle Period. In the case of Taxes that are payable with respect to a taxable period that begins before and ends after the Closing Date (each such period, a “Straddle Period”), the portion of any such Taxes that are treated as Pre-Closing Taxes for purposes of this Agreement shall be:

(a)                in the case of Taxes (i) based upon, or related to, income, receipts, profits, wages, capital or net worth, (ii) imposed in connection with the sale, transfer or assignment of property, or (iii) required to be withheld, deemed equal to the amount which would be payable if the taxable year ended with the Closing Date; and

(b)               in the case of other Taxes, deemed to be the amount of such Taxes for the entire period multiplied by a fraction the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period.

Section 7.05         Section 338(h)(10) Election.

(a)                At Buyer’s option, Buyer and each Seller shall (i) join in making an election under Section 338(h)(10) of the Code (and any election corresponding to Section 338(h)(10) of the Code under foreign, state, or local laws) with respect to the purchase and sale of the Shares of each Company hereunder (collectively, the “Section 338(h)(10) Election”), (ii) provide to the other party the necessary information to permit the Section 338(h)(10) Election to be made; and (iii) take all actions necessary and appropriate (including filing IRS Form 8023 and any necessary forms, returns, elections, schedules and other documents) as may be required to effect and preserve timely the Section 338(h)(10) Election in accordance with the provisions of Treasury Regulations Section 1.338(h)(10)-1 (or any provisions comparable to Section 338(h)(10) of state or local Tax Law). Such applicable forms shall be duly executed by Sellers and an authorized person for Buyer at Closing.

(b)               Any Tax imposed on a Company attributable to the making of the Section 338(h)(10) Election including without limitation (i) any Tax imposed under Code Section 1374, (ii) any Tax imposed under Treasury Regulation Section 1.338(h)(10)-1(d)(2), or (iii) any state, local, or non-U.S. Tax imposed on any Company’s gain shall be the sole responsibility of Buyer and the Companies; and Sellers shall have no liability for such Taxes.

55

(c)                Sellers shall include any income, gain, loss, deduction or other Tax item resulting from the Section 338(h)(10) Election on their Tax Returns to the extent required by applicable Law. Buyer shall pay to Sellers’ Representative within seven days after Sellers and Buyer agree to the Allocation an amount of additional consideration (as determined in good faith by both Sellers and Buyer) resulting from the Section 338(h)(10) Election in an amount equal to: (i) any additional Taxes paid by Sellers as a result of any portion of the gain recognized by a Company upon the Section 338(h)(10) Election being characterized as ordinary income rather than capital gain (i.e., Buyer shall be responsible to pay Sellers for the excess of the amount that is taxed at ordinary income rates over the amount that would have been paid if such amount had been taxed at capital gains rates) and (ii) to the extent not covered in (i), any state or local Taxes paid by Sellers as a result of the Section 338(h)(10) Election if such Taxes would not have been required to be paid but for the Section 338(h)(10) Election (collectively (i) and (ii) being the “Catch-Up Payment”) plus (x) an additional amount (the “Gross-Up Payment”) such that the net amount to Sellers after the incremental federal, state and local Tax liability incurred by the Sellers due solely to the Catch-Up Payment and the Gross-Up Payment equals the Catch-Up Payment. If Buyer and Sellers are unable to reach an agreement with respect to the matters set forth in this Section 7.05(c), the item(s) in question shall be resolved by the Independent Accountant, with such resolution to be determined no later than 20 days prior to the regular due date for filing of Sellers’ income tax return for the year in which the Section 338(h)(10) Election is made by the Parties. The fees and expenses of the Independent Accountant shall be borne equally by Sellers and Buyer.

(d)               Buyer shall determine the amount of the “aggregate deemed sales price” (as defined in Treasury Regulations Section 1.338-4, but excluding selling costs) and prepare, and provide to Sellers’ Representative within 90 days after the Closing Date, an allocation for tax purposes of such amount among the assets of each Company (the “Allocation”) in a manner consistent with Section 338 of the Code and the Treasury Regulations thereunder. The Allocation shall be binding upon Buyer, the Companies and Sellers unless Sellers shall, within 45 days of delivery of the Allocation to Sellers’ Representative, provide to Buyer written notice of its objection to the Allocation and the reasons therefor, in which event the parties hereto shall endeavor in good faith to agree upon an Allocation. If the parties hereto cannot resolve such objection, the item in question shall be resolved by the Independent Accountant. The fees and expenses of the Independent Accountant shall be borne equally by Sellers and Buyer. The parties hereto shall, except as otherwise required by Law, (i) file all Tax Returns that are affected by a Section 338(h)(10) Election in a manner consistent with the Allocation, as finally agreed upon by the parties hereto, and (ii) not take any position before any Governmental Entity that is inconsistent with such Allocation.

(e)                Neither Sellers nor Buyer shall take, or cause to be taken, any action or inaction, or do, or cause to be done, any things that would prevent the transactions contemplated by this Agreement from qualifying for a Section 338(h)(10) Election.

Section 7.06         Contests. Buyer agrees to give written notice to Sellers’ Representative of the receipt of any written notice by a Company, Buyer or any of Buyer’s Affiliates which involves the assertion of any claim, or the commencement of any Action, in respect of which an indemnity may be sought by Buyer pursuant to this Article VII (a “Tax Claim”); provided that failure to comply with this provision shall not affect Buyer’s right to indemnification hereunder except to the extent the Sellers forfeit rights or defenses or are otherwise prejudiced by reason of such failure. Buyer shall control the contest or resolution of any Tax Claim; provided, however, that Buyer shall obtain the prior written consent of Sellers’ Representative (which consent shall not be unreasonably withheld or delayed) before entering into any settlement of a Tax Claim or ceasing to defend such Tax Claim; and, provided, further, that Sellers’ Representative shall be entitled to participate in the defense of such Tax Claim and to employ counsel of its choice for such purpose, the fees and expenses of which separate counsel shall be borne solely by Sellers.

56

Section 7.07         Cooperation and Exchange of Information. Sellers and Buyer shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return pursuant to this Article VII or in connection with any audit or other proceeding in respect of Taxes of the Company. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by Tax authorities. Each of Sellers and Buyer shall retain all Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Companies for any Pre-Closing Tax Period until the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods. Prior to transferring, destroying or discarding any Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of a Company for any Pre-Closing Tax Period, Sellers or Buyer (as the case may be) shall provide the other party with reasonable written notice and offer the other party the opportunity to take custody of such materials.

Section 7.08         Tax Treatment of Indemnification Payments. Any indemnification payments pursuant to this Article VII shall be treated as an adjustment to the Closing Cash Consideration by the parties for Tax purposes, unless otherwise required by Law.

Section 7.09         Survival. Notwithstanding anything in this Agreement to the contrary, the provisions of Section 3.21 and this Article VII shall survive for the full period of all applicable statutes of limitations plus 60 days.

Section 7.10         Conflict. To the extent that any obligation or responsibility pursuant to Article IX may conflict with an obligation or responsibility pursuant to this Article VII, the provisions of this Article VII shall govern.

Section 7.11         Tax Refunds. Any Tax refund, credit or similar benefit (including any interest paid or credited with respect thereto) relating to the Companies for Taxes paid for any Pre-Closing Tax Period shall be the property of Sellers unless such refund is attributable to Taxes paid by Buyer or its Affiliates (including the Companies if paid after the Closing) for such Pre-Closing Tax Period.

Article VIII
CONDITIONS TO CLOSING

Section 8.01         Conditions to Obligations of All Parties. The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

(a)                The filings of Buyer and Sellers pursuant to the HSR Act, if any, shall have been made and the applicable waiting period and any extensions thereof shall have expired or been terminated.

57

(b)               No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

(c)                No Action shall have been commenced against Buyer, any Seller or any Company, which would prevent the Closing.

Section 8.02         Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer’s waiver, at or prior to the Closing, of each of the following conditions:

(a)                (i) The representations and warranties of Sellers contained in Article III and Article IV (other than those representations and warranties referenced in clause (ii) below) are true and correct in all respects (disregarding any Material Adverse Effect or materiality qualifications set forth therein) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which are true and correct in all respects as of that specified date), except where failure of such representations and warranties to be true and correct has no Material Adverse Effect and (ii) the representations and warranties contained in Section 3.01, Section 3.02, Section 3.05, Section 3.07(a), Section 3.23, Section 4.01, Section 4.03, and Section 4.05 are true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which are true and correct in all respects as of that specified date).

(b)               Sellers and Sellers’ Representative shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date; provided that, with respect to agreements, covenants and conditions that are qualified by materiality, Sellers and Sellers’ Representative shall have performed such agreements, covenants and conditions, as so qualified, in all respects.

(c)                All approvals, consents and waivers that are listed on Schedule 3.04 shall have been received, and executed counterparts thereof shall have been delivered to Buyer at or prior to the Closing.

(d)               From the date of this Agreement, there shall not have occurred any Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Material Adverse Effect.

(e)                The Transaction Documents (other than this Agreement) shall have been executed and delivered by the parties thereto (other than Buyer) and true and complete copies thereof shall have been delivered to Buyer.

(f)                Buyer shall have received a certificate, dated the Closing Date and signed by Sellers’ Representative, that each of the conditions set forth in Section 8.02(a) and Section 8.02(b) have been satisfied.

58

(g)                Buyer shall have received a certificate of Sellers’ Representative (on behalf of all Sellers) certifying that attached thereto are true and complete copies of (i) all resolutions adopted by the board of directors of each Company authorizing the execution, delivery and performance of the Transaction Documents to which such Company is a party and the consummation of the transactions contemplated thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated thereby and (ii) certifying as to the incumbency of those authorized to execute this Agreement or any of the other Transaction Documents to be executed and delivered by Sellers or Sellers’ Representative.

(h)               Buyer shall have received resignations of the directors and officers of each Company pursuant to Section 6.05.

(i)                 Buyer shall have received certificates issued by appropriate Governmental Authorities evidencing the status of each Company, as of a date not more than five calendar days prior to the Closing Date, in the jurisdiction of their incorporation, formation or organization, and as of a date not more than five calendar days prior to the Closing Date, or such longer period as is reasonably practicable under the circumstances, in each other jurisdiction in which such Company is qualified to conduct business as a foreign entity.

(j)                 Each Seller shall have delivered to Buyer a certificate pursuant to Treasury Regulations Section 1.1445-2(b) that Seller is not a foreign person within the meaning of Section 1445 of the Code.

(k)               Buyer shall have received properly completed IRS Forms 8023 executed by the shareholders of each Company.

(l)                 Each Seller shall have delivered, or caused to be delivered, to Buyer stock certificates evidencing the Shares owned by such Seller, free and clear of Encumbrances, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank and with all required stock transfer tax stamps affixed.

(m)             Sellers’ Representative shall have delivered the Payoff Documents.

(n)               Each of the employment agreements set forth on Schedule 8.02(n) shall have been terminated.

(o)               Each Principal and each individual identified on Schedule 1.01(b) shall have entered into his Employment Agreement.

(p)               The Financing shall have been consummated.

(q)               Each Company shall have (i) conducted an internal audit of its Form I-9s and (ii) corrected, to the reasonable satisfaction of Buyer, any Form I-9 errors or discrepancies discovered during that internal audit, including obtaining any required employment verification paperwork that may be missing for any employee.

(r)                 Each Seller shall have delivered to Buyer such other documents or instruments as Buyer reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

59

Section 8.03         Conditions to Obligations of Sellers. The obligations of Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Sellers’ Representative’s waiver, at or prior to the Closing, of each of the following conditions:

(a)                (i) The representations and warranties of Buyer contained in Article V (other than those representations and warranties referenced in clause (ii) below) are true and correct in all respects (disregarding any materiality qualifications set forth therein) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which are true and correct in all respects as of that specified date), except where failure of such representations and warranties to be true and correct has no material adverse impact on Buyer’s ability to consummate the transactions contemplated hereby and (ii) the representations and warranties contained in Section 5.01 and Section 5.04 are true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which are true and correct in all respects as of that specified date).

(b)               Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date; provided that, with respect to agreements, covenants and conditions that are qualified by materiality, Buyer shall have performed such agreements, covenants and conditions, as so qualified, in all respects.

(c)                The Transaction Documents (other than this Agreement) shall have been executed and delivered by Buyer and the Companies, as applicable, and true and complete copies thereof shall have been delivered to Sellers’ Representative.

(d)               Seller shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Buyer, that each of the conditions set forth in Section 8.03(a) and Section 8.03(b) have been satisfied.

(e)                Buyer shall have delivered to Sellers’ Representative the Closing Cash Consideration.

(f)                Buyer shall have delivered to Sellers’ Representative the Common Stock Consideration.

(g)                Buyer shall have delivered to Sellers such other documents or instruments as Sellers reasonably request and are reasonably necessary to consummate the transactions contemplated by this Agreement.

Article IX
INDEMNIFICATION

60

Section 9.01         Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein (other than any representations or warranties contained in Section 3.21 which are subject to Article VII) shall survive the Closing and shall remain in full force and effect until the date that is two years from the Closing Date; provided that the representations and warranties in (a) Section 3.01, Section 3.02, Section 3.23, Section 4.01, Section 4.03, Section 5.01, Section 5.04, and Section 5.06 shall survive for the full period of all applicable statutes of limitations plus 60 days, and (b) the first sentence of Section 3.09(a), Section 3.18, and Section 3.19 shall survive for a period of three years after the Closing Date. The covenants and agreements contained in this Agreement that are to be performed at or prior to the Closing shall terminate on the date that is two years from the Closing and all other covenants and agreements contained in this Agreement that are to be performed after the Closing shall survive the Closing and terminate at the end of the statute of limitations applicable to such covenant or agreement or as otherwise expressly provided in such covenant or agreement (other than any covenants or agreements contained in Article VII which are subject to Article VII). Notwithstanding the foregoing, each claim asserted in good faith with reasonable specificity (to the extent known at such time) and communicated in writing by notice to the assertedly breaching party or parties by notice given as provided herein prior to the expiration date of the survival period applicable to such claim shall not thereafter be barred by the expiration of the relevant survival period and such claims shall survive until finally resolved. For purposes of this Article IX, (i) for purposes of each determination of the existence or non-existence of any inaccuracy in or breach of any representation or warranty that is qualified by any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty, “material” shall mean the existence or non-existence of any inaccuracy in or breach of any representation or warranty involving $100,000.00 or more and (ii) each calculation of the amount of any Losses shall be without regard to any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty.

Section 9.02         Indemnification By Sellers and Principals.

(a)                Subject to the other terms and conditions of this Article IX, Sellers shall, jointly and severally, indemnify and defend each of Buyer and its Affiliates (including the Companies) and their respective Representatives (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to or by reason of:

(i)                 any inaccuracy in or breach of any of the representations or warranties of Sellers contained in Article III or in any certificate delivered by or on behalf of Sellers pursuant to this Agreement (other than in respect of Section 3.21, it being understood that the sole remedy for any such inaccuracy in or breach thereof shall be pursuant to Article VII);

(ii)               any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Sellers or Sellers’ Representative pursuant to this Agreement (other than (i) any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking or obligation in Article VII, it being understood that the sole remedy for any such breach, violation or failure shall be pursuant to Article VII and (ii) any covenant, agreement or obligation described in Section 9.02(b)(ii)); or

(iii)             any Transaction Costs or Outstanding Debt not paid at or before the Closing.

(b)               Subject to the other terms and conditions of this Article IX, each Seller shall, severally but not jointly, indemnify and defend the Buyer Indemnitees against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to or by reason of:

61

(i)                 any inaccuracy in or breach of any of the representations or warranties of such Seller contained in Article IV or Section 6.14(b); or

(ii)               any breach or non-fulfillment of any covenant, agreement or obligation to be performed by such Seller pursuant to this Agreement after the Closing Date (other than any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking or obligation in Article VII, it being understood that the sole remedy for any such breach, violation or failure shall be pursuant to Article VII).

(c)                Subject to the other terms and conditions of this Article IX, each Principal shall, severally but not jointly, indemnify and defend the Buyer Indemnitees against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to or by reason of any breach or non-fulfillment of any covenant, agreement or obligation to be performed by such Principal pursuant to this Agreement.

Section 9.03         Indemnification By Buyer. Subject to the other terms and conditions of this Article IX, Buyer shall indemnify and defend each Seller and its Affiliates and their respective Representatives (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, with respect to or by reason of:

(a)                any inaccuracy in or breach of any of the representations or warranties of Buyer contained in Article V or in any certificate delivered at Closing by or on behalf of Buyer pursuant to this Agreement; or

(b)               any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement (other than any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking or obligation in Article VII, it being understood that the sole remedy for any such breach, violation or failure shall be pursuant to Article VII).

Section 9.04         Certain Limitations. The indemnification provided for in Section 9.02 and Section 9.03 shall be subject to the following limitations:

(a)                Sellers shall not be liable to the Buyer Indemnitees for indemnification under Section 9.02(a)(i) or Section 9.02(b)(i) until the aggregate amount of all Losses in respect of indemnification under Section 9.02(a)(i) and Section 9.02(b)(i) exceeds $750,000 (the “Basket”), in which event the Buyer Indemnitees shall be entitled to recover all such Losses in excess of the Basket, subject to the other limitations set forth in this Article IX; provided, that, with respect to any claim as to which the Buyer Indemnitees may be entitled to indemnification under Section 9.02(a)(i) or Section 9.02(b)(i), Sellers shall not be liable for indemnification as to (i) any individual claim that is not part of a series of related claims or (ii) any series of related claims, in each case if the Losses related to such claim or series of related claims do not exceed $15,000 (which Losses shall not be counted as Losses for purposes of calculating whether the aggregate amount of all Losses exceeds the Basket). The aggregate amount of all Losses for which Sellers shall be liable pursuant to Section 9.02(a)(i) and Section 9.02(b)(i) shall not exceed $7,000,000 (the “General Cap”).

62

(b)               Buyer shall not be liable to the Seller Indemnitees for indemnification under Section 9.03(a) until the aggregate amount of all Losses in respect of indemnification under Section 9.03(a) exceeds the Basket, in which event the Seller Indemnitees shall be entitled to recover all such Losses in excess of the Basket. The aggregate amount of all Losses for which Buyer shall be liable pursuant to Section 9.03(a) shall not exceed the General Cap.

(c)                Notwithstanding the foregoing, the limitations set forth in Section 9.04(a) and Section 9.04(b) shall not apply to Losses based upon, arising out of, with respect to or by reason of (i) any inaccuracy in or breach of any Fundamental Representations or any representation or warranty set forth in the first sentence of Section 3.09(a) and Section 3.18 and Section 3.19 or (ii) fraud, willful breach or intentional or willful misrepresentation.

(d)               The aggregate liability of Sellers, collectively, under this Agreement for any Losses based upon, arising out of, with respect to or by reason of any inaccuracy in or breach of any representation or warranty set forth in the first sentence of Section 3.09(a) and Section 3.18, and Section 3.19 shall not exceed an amount equal to the unused portion of the General Cap plus $3,000,000; provided that Losses based upon, arising out of, with respect to or by reason of any inaccuracy in or breach of any representation or warranty set forth in the first sentence of Section 3.09(a) or Section 3.18, or Section 3.19 shall only be counted towards the General Cap if such Losses exceed $3,000,000 in which event only Losses in excess of $3,000,000 shall be included in such calculation.

(e)                The aggregate liability of Sellers, collectively, under this Agreement for any Losses based upon, arising out of, with respect to or by reason of any inaccuracy in or breach of any Fundamental Representations or any breach of a covenant shall not exceed the Consideration, other than for fraud, willful breach or intentional or willful misrepresentation.

(f)                The aggregate liability of each Seller under this Agreement shall be limited to the amount of the Consideration actually received by such Seller; provided, however, that the limitation of a particular Seller’s liability shall not apply to: (i) such Seller’s own breach of Section 6.06 (Confidentiality), Section 6.07 (Non-Competition and Non-Solicitation), Section 6.12 (Further Assurances), Section 6.14 (Release), Section 11.01 (Expenses) or Section 11.10 (Governing Law; Submission to Jurisdiction; Waiver of Jury Trial), or (ii) any claims relating to, arising out of or otherwise attributable to such Seller’s own fraud, willful breach, or intentional or willful misrepresentation; provided, further, however, that, in the event that and to the extent of the amount as to which, Buyer Indemnitees are prevented by the provisions of this Section 9.04(f) from obtaining indemnification from one or more Sellers as to any Losses for which other Sellers are jointly and severally liable hereunder, such other Sellers shall be liable to Buyer Indemnitees for the amount of such Losses, pro rata in accordance with the Selling Percentages of such Sellers (but always subject to any limitations on such liability imposed by other provisions of this Agreement).

(g)                For the avoidance of doubt, no Seller shall be liable for another Seller’s breach of any representation or warranty set forth in Article IV or for another Seller’s breach of a covenant or agreement to be performed after the Closing.

(h)               In connection with any claim for indemnification under this Agreement (including Article VII), the Buyer Indemnitees shall first exercise the set off rights with respect to the First Deferred Payment, the Second Deferred Payment, the Earn-Out Payments, and the Promissory Notes, in that order, before seeking recovery directly from any Seller, and such set-off rights shall be subject to the limitations on the liability of Sellers as set forth in this Article IX. Furthermore, in exercising its set off rights under Section 11.13 on account of a Seller’s breach of any representation or warranty set forth in Article IV or for such Seller’s breach of a covenant or agreement to be performed after the Closing, Buyer may only set off its Losses against Post-Closing Payments in which such Seller participates up to the amount of such Seller’s pro rata share of such Post-Closing Payment.

63

(i)                 The amount of any and all indemnification payments by Sellers in respect of Losses under this Agreement (including Article VII) shall be reduced by any amounts actually recovered by the Buyer Indemnities under insurance policies, indemnities or other reimbursement arrangements net of any deductibles and costs of collection (collectively, “Alternative Arrangements”) with respect to such Losses (which amounts the Buyer Indemnitees agree to, and shall cause their Affiliates and Representatives to, use commercially reasonable efforts to obtain). If an indemnification payment is received by a Buyer Indemnitee, and any Buyer Indemnitee or a Company later receives proceeds or recoveries from any Alternative Arrangement in respect of the related Losses, Buyer shall immediately pay to the Sellers Representative, for the benefit of the Sellers, a sum equal to the lesser of (i) the actual amount of such proceeds or recoveries net of any deductibles and costs of collection or (ii) the actual amount of the indemnification payment previously paid by the Sellers with respect to such Losses (including amounts paid through the exercise of Buyer’s set-off rights under this Agreement).

(j)                 Payments by an Indemnifying Party pursuant to this Article IX in respect of any Loss shall be reduced by an amount equal to any Tax benefit recognized for Tax purposes and realized or reasonably expected to be realized as a result of such Loss by the Indemnified Party; provided that, any tax benefit to the Indemnified Party to be realized in future tax years will be discounted to its present value (using a discount rate of 3%, annual discounting and a termination value of zero) for the year in which such Loss occurred in determining the Tax benefit to the Indemnified Party.

(k)               Each Indemnified Party shall take, and cause its Affiliates to take, commercially reasonable steps to mitigate any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Loss; provided that an Indemnified Party shall only be obligated to incur commercially reasonable costs in connection with such mitigation. Losses shall be determined without duplication of any other Loss for which an indemnification claim has been made under this Article IX. An Indemnified Party shall not be entitled to recover more than once, directly or indirectly, for the same Loss.

(l)                 In no event will Losses of the Buyer Indemnitees under this Agreement (including Article VII) include any liabilities included in Closing Working Capital, as finally determined.

(m)             Sellers shall not have any liability to any Buyer Indemnitee under this Agreement (including Article VII) for any Losses arising out of or attributable to a Company’s classification of personnel (including subcontractors) as employees or independent contractors for any period from and after the Closing Date, it being understood that Buyer and the Companies shall be solely responsible for classification of such personnel from and after the Closing Date and Sellers shall have no liability therefor.

64

Section 9.05         Indemnification Procedures. The party making a claim under this Article IX is referred to as the “Indemnified Party”, and the party against whom such claims are asserted under this Article IX is referred to as the “Indemnifying Party”.

(a)                Third Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 30 calendar days after receipt of such notice of such Third Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses or is otherwise materially prejudiced by reason of such failure. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party within 30 calendar days after receipt of notice of such Third Party Claim, to assume the defense of any Third Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense; provided that, if the Indemnifying Party is a Seller, such Indemnifying Party shall not have the right to defend or direct the defense of any such Third Party Claim that (x) is asserted directly by or on behalf of a Person that is a supplier or customer of the Company, unless such Third Party Claim is in excess of $750,000.00 in which case Seller has the right to assume the defense of such Third Party Claim (y) seeks an injunction or other equitable relief against the Indemnified Party or (z) is asserted against a Company by a Governmental Entity and involves criminal allegations. In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 9.05(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided, that if in the reasonable opinion of counsel to the Indemnified Party, there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party determines counsel is required. If the Indemnifying Party elects not to compromise or defend such Third Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third Party Claim, the Indemnified Party may, subject to Section 9.05(b), pay, compromise, defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim (subject to the limitations on indemnification contained in this Article IX). Sellers and Buyer shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available (subject to the provisions of Section 6.06) records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.

65

(b)               Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of (including any type of agreed judgment) any Third Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed), except as provided in this Section 9.05(b). If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third Party Claim, the Indemnifying Party may settle the Third Party Claim upon the terms set forth in such firm offer to settle such Third Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 9.05(a), it shall not agree to any settlement or consent to the entry of any judgment without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

(c)                Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 30 days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses or if otherwise materially prejudiced by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have 30 days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to the Companies’ premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such 30-day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

(d)               Tax Claims. Notwithstanding any other provision of this Agreement, the control of any claim, assertion, event or proceeding in respect of Taxes of the Company (including, but not limited to, any such claim in respect of a breach of the representations and warranties in Section 3.21 hereof or any breach or violation of or failure to fully perform any covenant, agreement, undertaking or obligation in Article VII) shall be governed exclusively by Article VII.

66

Section 9.06         Payments. Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this Agreement (including Article VII), (a) the Indemnifying Party shall satisfy its obligations within 15 Business Days of such final, non-appealable adjudication by wire transfer of immediately available funds and (b) the parties hereto agree that should an Indemnifying Party not make full payment of any such obligations within such 15 Business Day period, any amount payable shall accrue interest from and including the date of agreement of the Indemnifying Party or final, non-appealable adjudication to and including the date such payment has been made at a rate per annum equal to LIBOR plus 3% (but not to exceed the maximum lawful rate of interest). Any interest due hereunder shall be calculated daily on the basis of a 365 day year and the actual number of days elapsed.

Section 9.07         Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement (including Article VII) shall be treated by the parties as an adjustment to the Consideration for Tax purposes, unless otherwise required by Law.

Section 9.08         Effect of Investigation. The representations and warranties of the Indemnifying Party, and the Indemnified Party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Indemnified Party (including by any of its Representatives) or by reason of the fact that the Indemnified Party or any of its Representatives knew or should have known that any such representation or warranty is, was or might be inaccurate (provided, for the avoidance of doubt, that any inaccuracy set forth in a supplemental disclosure delivered in accordance with the provisions of Section 6.22 shall have the effects provided herein) or by reason of the Indemnified Party’s waiver of any condition set forth in Section 8.02 or Section 8.03, as the case may be.

Section 9.09         Exclusive Remedies. Except for the agreements set forth in Section 2.04, Section 2.06, Section 6.03, Section 6.06, Section 6.07, Section 6.24 and Section 11.11, the parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud, criminal activity, willful misrepresentation, or intentional or willful misconduct on the part of a party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in Article VII and this Article IX. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in Article VII and this Article IX. Nothing in this Section 9.09 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of any party’s fraud, criminal activity, willful misrepresentation or intentional or willful misconduct.

Article X
TERMINATION

Section 10.01     Termination. This Agreement may be terminated at any time prior to the Closing:

67

(a)                by the mutual written consent of Sellers’ Representative and Buyer;

(b)               by Buyer by written notice to Sellers’ Representative if Buyer is not then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by one or more Sellers and such breach, inaccuracy or failure has not been cured by such Seller(s) within ten days of Sellers’ Representative’s receipt of written notice of such breach from Buyer; or

(c)                by Sellers’ Representative by written notice to Buyer if a Seller is not then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer and such breach, inaccuracy or failure has not been cured by Buyer within ten days of Buyer’s receipt of written notice of such breach from Sellers’ Representative;

(d)               by Buyer or Sellers’ Representative by written notice in the event that the Closing has not occurred on or before the date that is 75 days from the date of this Agreement (or, if such date is not a Business Day, the first Business Day thereafter) for any reason other than delay or nonperformance of the party (or the party that such party represents) seeking such termination; or

(e)                by Buyer or Sellers’ Representative by written notice in the event that (i) there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or (ii) any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable.

Section 10.02     Effect of Termination. In the event of the termination of this Agreement in accordance with this Article, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except (a) as set forth in this Article X and Section 6.06 and Article XI; and (b) that nothing herein shall relieve any party hereto from liability for any fraud, intentional or willful misconduct, or willful breach of any provision hereof by such party.

Article XI
MISCELLANEOUS

Section 11.01     Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred; provided, however, that Buyer shall be responsible for all filing and other similar fees payable in connection with any filings or submissions under the HSR Act.

Section 11.02     Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.02):

68

If to Sellers:	Gary Roger Engasser II, as Sellers’ Representative
1450 Ottinger Road
Keller, Texas 76262
Email: gengasser@tealstonelp.com

with a copy to:	Bourland, Wall & Wenzel, P.C.
301 Commerce Street, Suite 1500
Fort Worth, Texas 76102
Attention: Bryon R. Hammer
Email: bhammer@bwwlaw.com

If to Buyer:	Sterling Construction Company, Inc.
1800 Hughes Landing Blvd.
The Woodlands, Texas 77380
Attention: Ron Ballschmiede
E-mail: Ron.Ballschmiede@strlco.com

69

with a copy to:	Andrews Kurth Kenyon LLP
600 Travis Street, Suite 4200
Houston, Texas 77002
Attention: Morgan Hollins and Geoffrey Walker
Telephone: (713) 220-4313, (713) 220-4757
Email: MorganHollins@andrewskurth.com; gwalker@andrewskurth.com

Section 11.03     Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 11.04     Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 11.05     Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Except as provided in Section 6.07(e), upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 11.06     Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

70

Section 11.07     Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No Seller may assign its rights or obligations hereunder without the prior written consent of Buyer and Buyer may not assign its rights or obligations hereunder without the prior written consent of Sellers’ Representative; provided, however, that, prior to the Closing Date, Buyer may, without the prior written consent of Sellers’ Representative or any Seller, assign all or any portion of its rights under this Agreement (including the right to receive the Shares) to one or more of its direct or indirect wholly owned subsidiaries. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 11.08     No Third-party Beneficiaries. Except as provided in Section 7.03 and Article IX, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 11.09     Amendment and Modification; Waiver. Except as provided in Section 6.22, this Agreement may only be amended, modified or supplemented by an agreement in writing signed by the parties hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 11.10     Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)                This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction).

(b)               ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF TEXAS IN EACH CASE LOCATED IN THE CITY OF HOUSTON AND HARRIS COUNTY, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

71

(c)                EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.10(C).

Section 11.11     Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled under this Agreement.

Section 11.12     Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 11.13     Set-Off. Subject to Section 9.04(h), Buyer will have the right to withhold and set off against the First Deferred Payment, the Second Deferred Payment, the Earn-Out Payments, and the Promissory Notes, in that order, the amount of any Post-Closing Adjustment to which Buyer may be entitled under this Agreement or any indemnification claim against Sellers under Article VII or Article IX which has either been (a) agreed to in writing by Sellers’ Representative or (b) adjudicated as a final, non-appealable decision in Buyer’s favor by a court of competent jurisdiction, and that has not been paid by Sellers. If a scheduled payment in respect of the Earn-Out Payments, the Second Deferred Payment, the First Deferred Payment, or the Promissory Notes, becomes due, but such indemnification claims have neither been (i) agreed to in writing by Sellers’ Representative, or (ii) adjudicated as a final, non-appealable decision in Buyer’s favor by a court of competent jurisdiction, then such scheduled payment (together with accrued interest, if any) shall be deposited into escrow with an independent escrow agent mutually agreeable to Buyer and Sellers’ Representative to be held by such escrow agent in accordance with a commercially reasonable escrow agreement approved by Buyer and Sellers’ Representative, to be released pursuant to (A) written agreement by Buyer and Sellers’ Representative or (B) adjudicated by a final, non-appealable decision of a court of competent jurisdiction. Except as specifically set forth above, in no event will Buyer or its Affiliates have any right to withhold or set off any amounts payable to Sellers, Principals, or their respective Affiliates. Notwithstanding the foregoing, in no event shall Sellers’ Representative have the right to agree to a set-off under this Section 11.13 with respect to a Seller’s breach of Article IV or a breach by a Seller of covenant or agreement to be performed by such Seller after Closing.

72

Section 11.14     Sellers’ Representative. Each Seller agrees that Sellers’ Representative is hereby constituted and appointed as agent and attorney-in-fact with full power and right of substitution, for and on behalf of each Seller, with the sole and exclusive right and power on behalf of each Seller to execute and deliver any and all certificates and other documents required to be executed and delivered by any Seller hereunder, to give and receive notices and communications hereunder and to take all actions necessary or appropriate in the judgment of Sellers’ Representative for the accomplishment of the transactions contemplated by this Agreement and the other Transaction Documents (except to the extent that this Agreement or any other Transaction Document expressly contemplates that the foregoing shall be done by such Seller individually). No bond shall be required of Sellers’ Representative, and Sellers’ Representative shall receive no compensation for services rendered. Notices or communications to or from Sellers’ Representative shall constitute notice to or from Sellers. A decision, act, consent or instruction of Sellers’ Representative shall constitute a decision of all Sellers and shall be final, binding and conclusive upon each Seller, and Buyer may rely upon any written decision, act, consent or instruction of Sellers’ Representative as being the decision, act, consent or instruction of each Seller. Each Seller, individually on behalf of itself and its Affiliates, hereby acknowledges that, subject to the timely payment by Buyer of the Consideration pursuant to this Agreement to Sellers’ Representative and Buyer shall have no liability or responsibility whatsoever for any failure of Sellers’ Representative to make any further payment of funds payable under this Agreement to such Seller in accordance with its applicable Selling Percentage or Engasser/Wolf Selling Percentage, as the case may be (including, without limitation, payment of such Seller’s portion of the Consideration). Buyer is hereby relieved from any liability to any Person for any acts done by it in accordance with such decision, act, consent or instruction of Sellers’ Representative. The Sellers’ Representative shall not have the authority to act on behalf of, or otherwise bind, any Seller with respect to any alleged breach by such Seller of Article IV or any alleged breach by such Seller of any covenant or agreement under this Agreement to be performed by such Seller after the Closing.

Section 11.15     No Other Representations and Warranties. Except for the representations and warranties contained in this Agreement (including the related portions of the Disclosure Schedules), no party hereto or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of such party or its Affiliates, including any representation or warranty as to the accuracy or completeness of any information regarding such party or its Affiliates furnished or made available to the other parties hereto and their Representatives (including any information, documents or material made available in any data room, management presentations or in any other form in expectation of the transactions contemplated hereby) or as to the future revenue, profitability or success of the Companies or, as applicable, the other parties hereto, or any representation or warranty arising from statute or otherwise in Law.

73

Section 11.16     Representation. The parties to this Agreement acknowledges that Bourland, Wall & Wenzel, P.C. (“BWW”) currently serves as counsel to (a) the Companies on the one hand and/or (b) the Sellers on the other hand, in each case including in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement. There may come a time, including after consummation of the transactions contemplated by this Agreement, when the interests of the Sellers on the one hand and the Companies on the other hand may no longer be aligned or when, for any reason, the Sellers, BWW or the Companies believe that BWW cannot any longer, or should no longer, represent both the Sellers on the one hand, and the Companies on the other hand. The parties understand and specifically agree that BWW may withdraw from representing the Companies and continue to represent the Sellers even if the interests of the Sellers on the one hand, and the interests of the Companies on the other hand, are or may be adverse, including in connection with any dispute arising out of or relating to this Agreement or the transactions contemplated by this Agreement, and even though BWW may have represented the Companies in a matter substantially related to such dispute or may be handling ongoing matters for the Companies or any of its Affiliates, and Buyer and the Companies hereby consent thereto and waive any conflict of interest arising therefrom. Each of the parties further agrees that, as to all communications among BWW, the Companies, and the Sellers, the attorney-client privilege, the expectation of client confidence and all other rights to any evidentiary privilege that attach as a result of BWW representing the Companies shall survive the Closing and shall remain in effect, provided that any such privilege, from and after the Closing, shall belong to the Sellers and shall not pass to or be claimed by the Companies or any its Affiliates. In furtherance of the foregoing, each of the parties hereto agrees to take the steps necessary to ensure that any privilege attaching as a result of BWW representing the Companies shall survive the Closing, remain in effect and be controlled by the Sellers. As to any privileged attorney client communications between BWW on the one hand, and the Companies and/or the Sellers on the other hand, prior to the Closing Date (collectively, the “Privileged Communications”), each of Buyer and the Companies, together with any of their respective Affiliates, successors or assigns, agree that no such Person may access, use or rely on any of the Privileged Communications in any action or claim against or involving any of the parties hereto after the Closing. In addition, if the transactions contemplated by this Agreement are consummated, the Companies shall have no right of access to or control over any of BWW’s records related to the transactions contemplated by this Agreement, which shall become the property of (and be controlled by) the Sellers. Furthermore, in the event of a dispute between the Sellers on the one hand, and the Companies on the other hand, arising out of or relating to any matter in which BWW acted for them both, none of the attorney-client privilege, the expectation of client confidence or any other rights to any evidentiary privilege will protect from disclosure to the Sellers any information or documents developed or shared during the course of BWW’s representation of the Sellers on the one hand, and the Companies on the other hand.

Section 11.17     Trustee Capacity. Each Person executing this Agreement in the capacity of a trustee of a trust has executed and delivered this Amendment, not in his or her individual capacity, but solely as trustee of such trust. The performance of this Agreement by a trustee and any and all duties, obligations and liabilities of a trustee hereunder will be effected by him or her only as trustee and not in his or her individual capacity. The trustee does not undertake nor will he or she have any personal liability or obligation of any nature whatsoever by virtue of the execution and delivery of this Agreement in the capacity as trustee of a trust.

Section 11.18     Liability of a Principal. For the avoidance of doubt, a Principal shall only be liable for Losses resulting from his own breach, in his individual capacity, of Section 6.06, Section 6.07, or Section 6.14.

[SIGNATURE PAGES FOLLOW.]

74

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

BUYER:

STERLING CONSTRUCTION COMPANY, INC.

By:
Name:	Joseph A. Cutillo
Title:	President

Signature Page to Stock Purchase Agreement

SELLERS:

By executing the below, each person executing this Agreement as trustee is executing and delivering this Agreement solely in his or her capacity as a trustee of a trust.

THE BILLY WOLF FAMILY IRREVOCABLE TRUST

By:
Name:	Billy Lee Wolf
Title:	Trustee

THE JENNIE WOLF FAMILY IRREVOCABLE TRUST

By:
Name:	Billy Lee Wolf
Title:	Trustee

THE WOLF FAMILY 2016 IRREVOCABLE ASSET TRUST

By:
Name:	Billy Lee Wolf
Title:	Co-Trustee

By:
Name:	Jennie Marie Wolf
Title:	Co-Trustee

THE GARY ENGASSER FAMILY IRREVOCABLE TRUST

By:
Name:	Gary Roger Engasser II
Title:	Trustee

Signature Page to Stock Purchase Agreement

THE KATHERINE ENGASSER FAMILY IRREVOCABLE TRUST

By:
Name:	Gary Roger Engasser II
Title:	Trustee

THE ENGASSER FAMILY 2016 IRREVOCABLE ASSET TRUST

By:
Name:	Gary Roger Engasser II
Title:	Co-Trustee

By:
Name:	Katherine Diane Engasser
Title:	Co-Trustee

THE JOHN MILLER FAMILY IRREVOCABLE TRUST

By:
Name:	John Charles Miller
Title:	Trustee

THE THERESA O’BRIEN FAMILY IRREVOCABLE TRUST

By:
Name:	John Charles Miller
Title:	Trustee

Signature Page to Stock Purchase Agreement

THE MILLER/O’BRIEN FAMILY 2016 IRREVOCABLE ASSET TRUST

By:
Name:	John Charles Miller
Title:	Co-Trustee

By:
Name:	Theresa Brigid O’Brien
Title:	Co-Trustee

SELLERS’ REPRESENTATIVE:

By:
Name:	Gary Roger Engasser II

Signature Page to Stock Purchase Agreement

SOLELY FOR PURPOSES OF SECTION 6.6, SECTION 6.7, SECTION 6.14, SECTION 6.25, SECTION 8.02(O), SECTION 9.02(C) AND SECTION 11.18 PRINCIPALS:

By:
Name:	Billy Lee Wolf

By:
Name:	Gary Roger Engasser II

By:
Name:	John Charles Miller

Signature Page to Stock Purchase Agreement

Exhibit A

Sellers

Seller	Selling Percentage

The Billy Wolf Family Irrevocable Trust	20.25%

The Jennie Wolf Family Irrevocable Trust	20.25%

The Gary Engasser Family Irrevocable Trust	20.25%

The Katherine Engasser Family Irrevocable Trust	20.25%

The Engasser Family 2016 Irrevocable Asset Trust	4.50%

The Wolf Family 2016 Irrevocable Asset Trust	4.50%

The John Miller Family Irrevocable Trust	4.50%

The Theresa O’Brien Family Irrevocable Trust	4.50%

The Miller/O’Brien Family 2016 Irrevocable Asset Trust	1.00%

Total	100.00%

Exhibit A-1

Engasser Sellers and Wolf Sellers

Engasser Sellers and Wolf Sellers	Engasser/Wolf Selling Percentage

The Billy Wolf Family Irrevocable Trust	22.50%

The Jennie Wolf Family Irrevocable Trust	22.50%

The Gary Engasser Family Irrevocable Trust	22.50%

The Katherine Engasser Family Irrevocable Trust	22.50%

The Engasser Family 2016 Irrevocable Asset Trust	5.00%

The Wolf Family 2016 Irrevocable Asset Trust	5.00%

Total	100.00%

Exhibit B

Principals

Billy Lee Wolf

Gary Roger Engasser II

John Charles Miller

Exhibit C

Example of Working Capital Calculation

Exhibit D

Form of Lease Agreement

Exhibit E

Form of Promissory Note

Exhibit F

Form of Earn-Out Payments Agreement